UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐ Soliciting Material Pursuant to §240.14a-12
GenCorp Inc.

(Name of Registrant as Specified In Its Charter)

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P.O. Box 537012 Sacramento, CA 95853-7012

February 17, 2011

Dear Shareholder:

You are cordially invited to attend the 2011 Annual Meeting of Shareholders of GenCorp Inc., which will be held on March 30, 2011 at 9:00 a.m. Eastern time, at the Omni Berkshire Place, 21 East 52nd Street, New York, New York. Details of the business to be presented at the meeting can be found in the accompanying Notice of Annual Meeting and Proxy Statement.

This year we have elected to take advantage of the Securities and Exchange Commission’s rule that allows us to furnish our proxy materials to our shareholders over the Internet. We believe electronic delivery will expedite the receipt of materials and, by printing and mailing a smaller volume, will reduce the environmental impact of our annual meeting materials and help lower our costs. Beginning on February 18, 2011, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) will be mailed to our shareholders. This Notice contains instructions on how to access the Notice of Annual Meeting, Proxy Statement and Annual Report to Shareholders online. You will not receive a printed copy of these materials, unless you specifically request one. The Notice of Internet Availability contains instructions on how to receive a paper copy of the proxy materials. For those participants who hold shares of GenCorp’s common stock in the GenCorp Retirement Savings Plan, you will receive a full set of annual meeting materials and a proxy card by mail.

On behalf of the Board of Directors and the management of GenCorp Inc., I extend our appreciation for your continued support.

Very truly yours,

/s/  James R. Henderson
JAMES R. HENDERSON
Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION
FREQUENTLY ASKED QUESTIONS
PROPOSAL 1 ELECTION OF DIRECTORS
2010 DIRECTOR COMPENSATION TABLE
REPORT OF THE AUDIT COMMITTEE
ORGANIZATION & COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE
2010 GRANTS OF PLAN-BASED AWARDS
2010 OPTION/SAR EXERCISES AND STOCK VESTED
2010 PENSION BENEFITS
2010 NON-QUALIFIED DEFERRED COMPENSATION
PROPOSAL 2 APPROVAL OF AN AMENDMENT TO THE GENCORP AMENDED AND RESTATED 2009 EQUITY AND PERFORMANCE INCENTIVE PLAN TO ELIMINATE THE LIMITATION ON THE NUMBER OF SHARES AVAILABLE TO BE ISSUED AS FULL VALUE AWARDS
PROPOSAL 3 ADVISORY VOTE ON GENCORP’S EXECUTIVE COMPENSATION PROGRAM
PROPOSAL 4 ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON GENCORP’S EXECUTIVE COMPENSATION PROGRAM
PROPOSAL 5 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

P.O. Box 537012 Sacramento, CA 95853-7012

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME:	9:00 a.m. Eastern time on Wednesday, March 30, 2011

PLACE:	The Omni Berkshire Place, 21 East 52nd Street, New York, New York

ITEMS OF BUSINESS:	1. To elect eight directors to our Board of Directors to serve until the 2012 annual meeting of shareholders and until their respective successors have been duly elected and qualified;

2.  To approve an amendment to the GenCorp Amended and Restated 2009 Equity and Performance Incentive Plan to eliminate the limitation on the number of shares available to be issued as Full Value Awards;

3. To consider and approve an advisory resolution regarding the compensation of GenCorp’s named executive officers;

4. To consider and act upon an advisory vote on the frequency at which GenCorp should include an advisory vote regarding the compensation of GenCorp’s named executive officers;

5. To ratify the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as independent auditors of the Company for the fiscal year ending November 30, 2011; and

6. To consider and act on such other business as may properly be brought before the meeting or any adjournments or postponements thereof.

RECORD DATE:	You are entitled to vote at the 2011 Annual Meeting if you were a shareholder of record at the close of business on February 1, 2011.

ANNUAL MEETING ADMISSION:	In addition to a form of valid photo identification, you must bring evidence of your ownership of GenCorp common stock (which, if you are a beneficial holder, can be obtained from your bank, broker or other record holder of your shares) in order to be admitted.

PROXY VOTING:	It is important that your shares be represented and voted at the meeting. You may vote your shares by voting in person at the meeting, by Internet, by telephone or by completing, signing, dating and returning a proxy card which will be mailed to you if you request delivery of a full set of proxy materials. Participants in the GenCorp Retirement Savings Plan must follow the voting instructions provided by Fidelity Management Trust Company. See details under the heading “How do I vote?”

INSPECTION OF LIST OF SHAREHOLDERS OF RECORD:	A list of the shareholders of record as of the record date will be available for inspection at the Annual Meeting.

By Order of the Board of Directors,

/s/  KATHLEEN E. REDD
Vice President,
Chief Financial Officer
and Secretary

P.O. Box 537012 Sacramento, CA 95853-7012

PROXY STATEMENT
FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS

To Be Held On March 30, 2011

GENERAL INFORMATION

The Board of Directors (the “Board”) of GenCorp Inc., an Ohio corporation (“GenCorp” or the “Company”) solicits the enclosed proxy for use at the Company’s 2011 annual meeting of shareholders (the “Annual Meeting”) to be held at the Omni Berkshire Place, 21 East 52nd Street, New York, New York on March 30, 2011 at 9:00 a.m. Eastern time.

FREQUENTLY ASKED QUESTIONS

WHY DID I RECEIVE THIS PROXY STATEMENT?

The Board is soliciting your proxy to vote at the Annual Meeting because you were a shareholder of the Company’s common stock, par value $0.10 per share (“Common Stock”), at the close of business (5:00 p.m. Eastern time) on February 1, 2011, (the “Record Date”) and therefore you are entitled to vote at the Annual Meeting. This Proxy Statement contains information about the matters to be voted on at the meeting and the voting process, as well as information about the Company’s directors (“Directors”) and executive officers.

We are providing you with a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) and access to these proxy materials in connection with the solicitation by the Board of the Company to be used at the Annual Meeting and at any adjournment or postponement. The Notice of Internet Availability will be sent to shareholders of record and beneficial shareholders starting on or around February 18, 2011. The Proxy materials, including the Notice of Annual Meeting, Proxy Statement, and 2010 Annual Report, will be made available to shareholders on the Internet on February 18, 2011. For those participants who hold shares of GenCorp’s Common Stock in the GenCorp Retirement Savings Plan, you will receive a full set of annual meeting materials and a proxy card for those shares.

WHY DID I RECEIVE A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS THIS YEAR INSTEAD OF A FULL SET OF PROXY MATERIALS?

Pursuant to new rules adopted by the Securities and Exchange Commission (the “SEC”), we are providing access to the Company’s proxy materials over the Internet rather than printing and mailing them to all shareholders. We believe electronic delivery will expedite the receipt of these materials, reduce the environmental impact of our annual meeting materials and will help lower our costs. Therefore, the Notice of Internet Availability will be mailed to shareholders (or e-mailed, in the case of shareholders that have previously requested to receive proxy materials electronically) starting on or around February 18, 2011. The Notice of Internet Availability will provide instructions as to how shareholders may access and review the proxy materials on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice of Internet Availability will also provide voting instructions. In addition, shareholders may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future shareholder meetings. Please note that, while our proxy materials are available at www.proxyvote.com referenced in the Notice of Internet Availability, no other information contained on the website is incorporated by reference in or considered to be a part of this Proxy Statement.

WHY DID I RECEIVE MORE THAN ONE NOTICE OF INTERNET AVAILABILITY?

You may receive multiple Notices of Internet Availability if you hold your shares of GenCorp’s Common Stock in multiple accounts (such as through a brokerage account). If you hold your shares of GenCorp’s Common Stock in multiple accounts you should vote your shares as described in each separate Notice of Internet Availability you receive.

IF GENCORP IS UTILIZING NOTICE OF INTERNET AVAILABILITY, WHY DID I RECEIVE A FULL SET OF ANNUAL MEETING MATERIALS AND A PROXY CARD?

For those participants who hold shares of GenCorp’s Common Stock in the GenCorp Retirement Savings Plan, you will receive a full set of annual meeting materials and proxy card for those shares. Fidelity Management Trust Company, (the “Trustee”), is not utilizing Notice of Internet Availability for the GenCorp Retirement Savings Plan participants.

WHAT AM I VOTING ON?

You are voting on the following items of business at the Annual Meeting:

•	To elect eight directors to our Board of Directors (the Board’s nominees are: Thomas A. Corcoran; James R. Henderson; Warren G. Lichtenstein; David A. Lorber; James H. Perry; Scott J. Seymour; Martin Turchin; and Robert C. Woods ) to serve until the 2012 annual meeting of shareholders and until their respective successors have been duly elected and qualified (“Proposal 1”);

•	To approve an amendment to the GenCorp Amended and Restated 2009 Equity and Performance Incentive Plan (the “2009 Incentive Plan”) to eliminate the limitation on the number of shares available to be issued as Full Value Awards (“Proposal 2”);

•	To consider and approve an advisory resolution regarding the compensation of GenCorp’s named executive officers (“Proposal 3”);

•	To consider and act upon an advisory vote on the frequency at which GenCorp should include an advisory vote regarding the compensation of GenCorp’s named executive officers (“Proposal 4”);

•	To ratify the appointment of PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, as independent auditors of the Company for the fiscal year ending November 30, 2011 (“Proposal 5”); and

•	Any other matter that may properly be brought before the Annual Meeting.

WHO IS ENTITLED TO VOTE?

Shareholders of record as of the Record Date are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

WHAT ARE THE VOTING RECOMMENDATIONS OF THE BOARD?

The Board recommends that you vote your shares “FOR” each of the Board’s eight nominees standing for election to the Board; “FOR” the approval of an amendment to the 2009 Incentive Plan to eliminate the limitation on the number of shares available to be issued as Full Value Awards; “FOR” the advisory resolution regarding the compensation of GenCorp’s named executive officers; for “ONE YEAR” as the frequency of the advisory vote on GenCorp’s executive compensation program; and “FOR” the ratification of PwC, an independent registered public accounting firm, as independent auditors of the Company.

HOW DO I VOTE?

It is important that your shares are represented at the Annual Meeting whether or not you attend the meeting in person. To make sure that your shares are represented, we urge you to vote as soon as possible.

SHARES HELD IN THE GENCORP RETIREMENT SAVINGS PLAN

Please follow the voting instructions provided by Fidelity Management Trust Company, the Trustee. You may sign, date and return a voting instruction card to the Trustee or submit voting instructions by telephone or the Internet. If you provide voting instructions by mail, telephone, or the Internet, the Trustee will vote your shares as you have directed (or not vote your shares, if that is your direction). If you do not provide voting instructions, the Trustee will vote your shares in the same proportion as shares for which the Trustee has received voting instructions. You must submit voting instructions to the Trustee by no later than March 25, 2011 at 11:59 p.m. Eastern time in order for your shares to be voted as you have directed by the Trustee at the Annual Meeting. GenCorp Retirement Savings Plan participants may not vote their Plan shares in person at the Annual Meeting.

SHARES HELD BY YOU, YOUR BROKER, BANK OR OTHER HOLDER OF RECORD

You may vote in several different ways:

In person at the Annual Meeting

You may vote in person at the Annual Meeting. You may also be represented by another person at the meeting by executing a proxy properly designating that person. If you are the beneficial owner of shares held in “street name,” you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the meeting.

By telephone

You may vote by calling the toll-free telephone number indicated on your proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your voting instructions have been properly recorded.

By Internet

You may vote by going to the Internet web site indicated on your proxy card. Confirmation that your voting instructions have been properly recorded will be provided.

By mail

You may vote by completing, signing, dating and returning a proxy card which will be mailed to you if you request delivery of a full set of proxy materials. A postage-paid envelope will be provided along with the proxy card.

Telephone and Internet voting for shareholders of record will be available until 11:59 p.m. Eastern time on March 29, 2011. A mailed proxy card must be received by March 29, 2011 in order to be voted at the Annual Meeting. The availability of telephone and Internet voting for beneficial owners of other shares held in “street name” will depend on your broker, bank or other holder of record and we recommend that you follow the voting instructions on the Notice of Internet Availability that you receive from them.

If you are mailed a set of proxy materials and a proxy card or voting instruction card and you choose to vote by telephone or by Internet, you do not have to return your proxy card or voting instruction card. However, even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to attend the meeting.

MAY I ATTEND THE MEETING?

All shareholders and properly appointed proxy holders may attend the Annual Meeting. Shareholders who plan to attend must present valid photo identification. If you hold your shares in a brokerage account, please also bring proof of your share ownership, such as a broker’s statement showing that you owned shares of the Company on the Record Date, or a legal proxy from your broker or nominee. A legal proxy is required if you hold your shares in a brokerage account and you plan to vote in person at the Annual Meeting. Shareholders of record will be verified against an official list available at the Annual Meeting. The Company reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the Record Date.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

If your shares are registered directly in your name with GenCorp’s transfer agent, BNY Mellon Shareowner Services, you are considered a “shareholder of record” or a “registered shareholder” of those shares. In this case, your Notice of Internet Availability has been sent to you directly by Broadridge Financial Solutions, Inc. If your shares are held in a stock brokerage account or by a bank, trust or other nominee or custodian, including shares you may own as a participant in the Company’s Retirement Savings Plan, you are considered the “beneficial owner” of those shares, which are held in “street name.” A Notice of Internet Availability has been forwarded to you by or on behalf of your broker, bank, trustee or other holder who is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your broker, bank, trustee or other holder of record as to how to vote your shares by following their instructions for voting.

WHAT ARE BROKER NON-VOTES AND HOW ARE THEY COUNTED?

Broker non-votes occur when nominees, such as brokers and banks holding shares on behalf of the beneficial owners, are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions at least ten days before the Annual Meeting. If no instructions are given within that time frame, the nominees may vote those shares on matters deemed “routine” by the New York Stock Exchange (“NYSE”). On non-routine matters such as Proposal Nos. 1 through 4, nominees cannot vote without instructions from the beneficial owner, resulting in so-called “broker non-votes.” Broker non-votes are not counted for the purposes of determining the number of shares present in person or represented by proxy on a voting matter. For these reasons, please promptly vote by telephone, or Internet, or sign, date and return the voting instruction card your broker or nominee has enclosed, in accordance with the instructions on the card.

MAY I CHANGE MY VOTE?

If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	Returning a later-dated, signed proxy card;

•	Sending written notice of revocation to the Company, c/o the Secretary;

•	Submitting a new, proper proxy by telephone, Internet or paper ballot, after the date of the earlier voted proxy; or

•	Attending the Annual Meeting and voting in person.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described above.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

Directors are elected by a plurality of the votes cast at the Annual Meeting. Votes cast for a nominee will be counted in favor of election. Abstentions and broker non-votes will not count either in favor of, or against, election of a nominee. Proxies cannot be voted for a greater number of persons than the number of Directors set by the Board for election. Proposals 2, 3 and 5, the approval of the amendment to the 2009 Incentive Plan, the approval of the advisory resolution regarding the compensation of GenCorp’s named executive officers and the ratification of PwC, respectively, will require the affirmative vote of a majority of all of the votes cast. Abstentions and broker non-votes will have no effect on the outcome of the vote on Proposals 2, 3 and 5. For Proposal 4, the option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders.

DO SHAREHOLDERS HAVE CUMULATIVE VOTING RIGHTS WITH RESPECT TO THE ELECTION OF DIRECTORS?

No. Shareholders do not have cumulative voting rights with respect to the election of Directors.

WHAT CONSTITUTES A QUORUM?

As of the Record Date, 59,255,067 shares of Common Stock were outstanding. A majority of the outstanding shares entitled to vote at the Annual Meeting, represented in person or by proxy, will constitute a quorum. Shares represented by a proxy that directs that the shares abstain from voting or that a vote be withheld on a matter and broker “non-votes” will be included at the Annual Meeting for quorum purposes. Shares represented by proxy as to which no voting instructions are given as to matters to be voted upon will be included at the Annual Meeting for quorum purposes.

WHAT IS THE COMPANY’S INTERNET ADDRESS?

The Company’s Internet address is www.GenCorp.com. You can access this Proxy Statement and the Company’s 2010 Annual Report on Form 10-K at this Internet address. The Company’s filings with the SEC are available free of charge via a link from this address. Copies are also available in print to any shareholder or other interested person who requests it by writing to Secretary, GenCorp Inc., P.O. Box 537012, Sacramento, California 95853-7012 (if by overnight courier, then Highway 50 & Aerojet Road, Rancho Cordova, California 95742).

WILL ANY OTHER MATTERS BE VOTED ON?

As of the date of this Proxy Statement, our management knows of no other matter that will be presented for consideration at the Annual Meeting other than those matters discussed in this Proxy Statement. If any other matters properly come before the Annual Meeting and call for a vote of the shareholders, validly executed proxies in the enclosed form will be voted in accordance with the recommendation of the Board.

WHO IS SOLICITING PROXIES UNDER THIS PROXY STATEMENT?

The proxies being solicited hereby are being solicited by our Board. The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or electronic means. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

ARE THERE DISSENTER’S OR APPRAISAL RIGHTS?

The Company’s shareholders are not entitled to dissenter’s or appraisal rights under Ohio law in connection with any of the Items of Business.

PROPOSAL 1
ELECTION OF DIRECTORS

The Company’s Amended Code of Regulations provides for a Board of not less than seven or more than seventeen Directors, and authorizes the Board to determine from time to time the number of Directors within that range that will constitute the Board by the affirmative vote of a majority of the members then in office. The Board has fixed the number of Directors to be elected at the Annual Meeting at eight.

The Board has proposed the following nominees for election as Directors at the Annual Meeting: Thomas A. Corcoran; James R. Henderson; Warren G. Lichtenstein; David A. Lorber; James H. Perry; Scott J. Seymour; Martin Turchin; and Robert C. Woods. Each nominee elected as a Director will continue in office until the next annual meeting of shareholders at which their successor has been elected, or until his resignation, removal from office, or death, whichever is earlier.

The Board recommends a vote FOR the election of these nominees as Directors.

Director Qualifications and Experience

The Board, acting through the Corporate Governance & Nominating Committee, seeks a Board that, as a whole, possesses the experience, skills, background and qualifications appropriate to function effectively in light of the Company’s current and evolving business circumstances. The Corporate Governance & Nominating Committee reviews the size of the Board, the tenure of its Directors and their skills, backgrounds and experiences in determining the slate of nominees and whether to seek one or more new candidates. The Committee seeks directors with established records of significant accomplishments in business and areas relevant to the Company’s strategies. With respect to the nomination of continuing Directors for re-election, the individual’s contributions to the Board are also considered.

All of our Directors bring to our Board a wealth of executive leadership experience derived from their service as executives and, in many cases, chief executive officers of large corporations. They also bring extensive board experience. The process undertaken by the Corporate Governance & Nominating Committee in recommending qualified director candidates is described in the Director Nominations section on page 15.

Set forth below are the names and ages of the nominees for Directors and their principal occupations at present and for the past five years, as well as their particular experience, qualifications, attributes or skills that led the Board to conclude that the person should serve as a Director for the Company. There are, to the knowledge of the Company, no agreements or understandings by which these individuals were so selected. No family relationships exist between any Directors or executive officers, as such term is defined in Item 402 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The information concerning the nominees set forth below is given as of December 31, 2010.

THOMAS A. CORCORAN
Director since 2008

Mr. Corcoran has been a Senior Advisor of The Carlyle Group, a private equity investment firm, and the President of Corcoran Enterprises, LLC, a management consulting company, since 2001. Previously Mr. Corcoran was also the President and Chief Executive Officer (“CEO”) of Gemini Air Cargo, Inc., a cargo airline owned by The Carlyle Group, from 2001 to 2004. Prior to that, Mr. Corcoran was President and CEO of Allegheny Teledyne Incorporated, a specialty metals producer from 1999 to 2000. Prior to that, Mr. Corcoran was President and Chief Operating Officer (“COO”) of

Lockheed Martin’s Electronics and Space Sectors from 1993 to 1999. Mr. Corcoran began his career in 1967 at General Electric Company in various positions. In 1990, Mr. Corcoran was elected a corporate officer and rose to the number two position in G.E. Aerospace as Vice President and General Manager of G.E. Aerospace Operations. Mr. Corcoran is a director with three U.S. listed public companies; L-3 Communications Holdings, Inc. (Chairman of the Audit Committee), REMEC, Inc. and LaBarge, Inc. (Audit Committee member). Mr. Corcoran is also a director with Aer Lingus, Ltd. based in Dublin, Ireland and was a director of Serco, Ltd. based in Surry, UK from 2007 to 2010. Mr. Corcoran serves as a director of American Ireland Fund, is on the board of trustees of Stevens Institute of Technology and is a trustee emeritus at Worcester Polytechnic Institute. Mr. Corcoran brings to the Board considerable industry knowledge gained from extensive experience as a senior executive in the aerospace industry. Mr. Corcoran also brings to the Board significant public company board experience, including service as a director of a Fortune 500 company. Mr. Corcoran currently serves as a member of the Organization & Compensation Committee. Age 66.

JAMES R. HENDERSON
Director since 2008

Mr. Henderson is a Managing Director and operating partner of Steel Partners LLC, a global management firm (“Steel Partners”), which is the manager of Steel Partners Holdings L.P., a global diversified holding company that engages or has interests in a variety of operating businesses through its subsidiary companies (“SPH”). He has been associated with Steel Partners and its affiliates since August 1999. Mr. Henderson was an Executive Vice President of SP Acquisition Holdings, Inc., a company formed for the purpose of acquiring one or more businesses or assets (“SP Acquisition”), from February 2007 until October 2009. Mr. Henderson has been a director (currently Chairman of the Board) of DGT Holdings Corp. (formerly Del Global Technologies Corp.), a designer, manufacturer, and marketer of medical imaging and diagnostic systems and power conversion subsystems and components, since November 2003. He served as a director of BNS Holding, Inc., a holding company that owned the majority of Collins Industries, Inc., a manufacturer of school buses, ambulances and terminal trucks, between June 2004 and May 2010. Mr. Henderson also served as a director of SL Industries, Inc., a designer, manufacturer, and marketer of power electronics, motion control, power protection, and specialized communication equipment (“SL Industries”), from January 2002 to March 2010. He was a director of Angelica Corporation, a provider of healthcare linen management services, from August 2006 to August 2008. Mr. Henderson was a director and CEO of the predecessor entity of SPH from June 2005 to April 2008, President and COO from November 2003 to April 2008, and was the Vice President of Operations from September 2000 to December 2003. He was also the CEO of WebBank, a wholly-owned subsidiary of SPH, from November 2004 to May 2005. He was a director of ECC International Corp., a manufacturer and marketer of computer controlled simulators for training personnel to perform maintenance and operation procedures on military weapons, from December 1999 to September 2003 and was acting CEO from July 2002 to March 2003. Mr. Henderson served as the CEO of Gateway Industries, Inc., a former provider of database development and web site design and development services, from December 2001 to April 2008. From January 2001 to August 2001, he was President of MDM Technologies, Inc., a direct mail and marketing company. He has been the Chairman of the Board of Point Blank Solutions, Inc. (“Point Blank”), a designer and manufacturer of protective body armor, since August 2008, CEO since September 2009 and was Acting CEO from April 2009 to August 2009. Mr. Henderson is also the CEO and Chairman of the Board of Directors of certain subsidiaries of Point Blank. On April 14, 2010, Point Blank and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. The Chapter 11 petitions are being jointly administered under the caption “In re Point Blank Solutions, Inc., et. al.” Case No. 10-11255, which case is ongoing. Mr. Henderson serves as a Manager of the Board of Managers of Easton Development Company, LLC, a subsidiary of GenCorp. Mr. Henderson’s substantial experience advising and managing public companies provides the Board with well-developed leadership skills and ability to promote the best interests of shareholders. Mr. Henderson currently serves as Chairman of the Board and Chairman of the Corporate Governance & Nominating Committee. Age 53.

WARREN G. LICHTENSTEIN
Director since 2008

Mr. Lichtenstein is the Chairman and CEO of Steel Partners. Mr. Lichtenstein has been associated with Steel Partners and its affiliates since 1990. He currently serves as the Chairman and CEO of SPH. Mr. Lichtenstein is a Co-Founder of Steel Partners Japan Strategic Fund (Offshore), L.P., a private investment partnership investing in Japan, and Steel Partners China Access I LP, a private equity partnership investing in China. He also co-founded Steel Partners II, L.P., a private investment partnership which is now a wholly-owned subsidiary of SPH (“SPII”) in 1993. Mr. Lichtenstein was the Chairman of the Board, President and CEO of SP Acquisition from February 2007 to October 2009. Mr. Lichtenstein has served as a director of SL Industries since March 2010. He previously served as a director (formerly Chairman of the Board) of SL Industries from January 2002 to May 2008 and served as CEO from February 2002 to August 2005. Mr. Lichtenstein has served as Chairman of the Board of Handy & Harman Ltd., a diversified industrial products manufacturing company, since July 2005. He served as a director of KT&G Corporation, South Korea’s largest tobacco company, from March 2006 to March 2008. He was a director (formerly Chairman of the Board) of United Industrial Corporation, a company principally focused on the design, production and support of defense systems, which was acquired by Textron Inc., from May 2001 to November 2007. He served as a director of the predecessor entity of SPH from 1996 to June 2005, as Chairman and CEO from December 1997 to June 2005 and as President from December 1997 to December 2003. He served as a director of Layne Christensen Company, a provider of products and services for the water, mineral, construction and energy markets, from January 2004 to October 2006. He served as a director of BKF Capital Group, Inc., the parent company of Jon A. Levin & Co., an investment management firm, from 2005 to 2006. Mr. Lichtenstein is qualified to serve as director due to his expertise in corporate finance, record of success in managing private investment funds and his service as a director of, and advisor to, a diverse group of public companies. Mr. Lichtenstein currently serves as a member of the Organization & Compensation Committee. Age 45.

DAVID A. LORBER
Director since 2006

Mr. Lorber is a Co-Founder and Portfolio Manager for FrontFour Capital Group LLC, a hedge fund since 2007. Previously, Mr. Lorber was a Senior Investment Analyst at Pirate Capital LLC, a hedge fund from 2003 to 2006. Prior to that, Mr. Lorber was an Analyst at Vantis Capital Management LLC, a money management firm and hedge fund from 2001 to 2003 and an Associate at Cushman & Wakefield, Inc. Mr. Lorber also serves as a Director of Fisher Communications Inc. and Huntingdon Real Estate Investment Trust and was a Trustee for IAT Air Cargo Facilities Income Fund from January 2009 to December 2009. Mr. Lorber brings to the Board significant financial and investment industry experience and experience as a public company director. Mr. Lorber currently serves as Chairman of the Organization & Compensation Committee and as a member of the Audit Committee. Age 32.

JAMES H. PERRY
Director since 2008

Mr. Perry has been a self employed financial consultant since 2008. Previously, Mr. Perry served as Vice President of United Industrial Corporation, which, through its wholly-owned subsidiary AAI Corporation, designs, produces and supports aerospace and defense systems, from 1998 to 2007, as Chief Financial Officer (“CFO”) from 1995 to 2007, as Treasurer from 1994 to 2005, and as Controller from 2005 to 2007. Mr. Perry served as CFO of AAI Corporation from 2000 to 2007, as Treasurer from

2000 to 2005, and as Vice President from 1997 to 2007. Mr. Perry, a certified public accountant, held various positions in the Assurance practice of Ernst & Young LLP, a global leader in assurance, tax, transaction and advisory services, from 1987 to 1994. Mr. Perry’s background as a financial consultant, senior executive and certified public accountant provides the Board with sophisticated financial expertise and oversight. Mr. Perry currently serves as Chairman of the Audit Committee and as a member of the Organization & Compensation Committee. Age 49.

SCOTT J. SEYMOUR
Director since 2010

Mr. Seymour joined the Company on January 6, 2010, as President and CEO of the Company and was appointed President of Aerojet-General Corporation (“Aerojet”) on January 26, 2010. Mr. Seymour has served as a consultant to Northrop Grumman Corporation, a global defense and technology company (“Northrop”), from March 2008 to January 2010. Mr. Seymour joined Northrop in 1983. Prior to becoming a consultant in March 2008, Mr. Seymour most recently served as Corporate Vice President and President of Integrated Systems Sector of Northrop from 2002 until March 2008. Mr. Seymour also served as Vice President, Air Combat Systems, Vice President and B-2 Program Manager and Vice President, Palmdale Operations, of Northrop, from 1998 to 2001, 1996 to 1998 and 1993 to 1996, respectively. Prior to joining Northrop, Mr. Seymour was involved in the manufacture and flight-testing of F-14A, EF-111A and F/A-18A aircraft for each of Grumman Aerospace Corporation and McDonnell Aircraft Company. Mr. Seymour is a member of the National Museum United States Air Force Board of Managers and the Board of the Air Warrior Courage Foundation. He is also a member of the Florida Institute of Technology Board of Trustees and a director of the Astronauts Memorial Foundation. Mr. Seymour serves as a Manager of the Board of Managers of Easton Development Company, LLC, a subsidiary of GenCorp. Mr. Seymour’s extensive experience as a senior executive provides the Board with significant operational expertise and an in-depth knowledge of the aerospace and defense industry. Age 60.

MARTIN TURCHIN
Director since 2008

Mr. Turchin is a Vice-Chairman of CB Richard Ellis, the world’s largest real estate services company, a position he has held since 2003. Previously, Mr. Turchin served as a Vice-Chairman of a subsidiary of Insignia Financial Group, a real estate brokerage, consulting and management firm from 1996 to 2003. Prior to that, Mr. Turchin was a principal and Vice-Chairman of Edward S. Gordon Company, a real estate brokerage, consulting and management firm from 1985 to 1996. Mr. Turchin has been a director of Boston Properties, a real estate investment trust, for more than ten years. Mr. Turchin held various positions with Kenneth E. Laub & Company, Inc., a real estate company, where he was involved in real estate acquisition, financing, leasing and consulting from 1971 to 1985. Mr. Turchin also serves as a trustee for the Turchin Family Charitable Foundation. Mr. Turchin serves as a Manager of the Board of Managers of Easton Development Company, LLC, a subsidiary of GenCorp. Mr. Turchin’s considerable experience in the real estate industry and service as a director of public companies provides the board with valuable expertise in real estate matters and experience in advising companies. Mr. Turchin currently serves as a member of the Audit Committee and as a member of the Corporate Governance & Nominating Committee. Age 69.

ROBERT C. WOODS
Director since 2006

Mr. Woods has been an Investment Banker at Cornerstone Capital Advisors (“Cornerstone”), a real estate investment bank, since 1987. Mr. Woods has also been a real estate developer for Palladian Partners (“Palladian”), a real estate development company since 1983. At both Cornerstone and Palladian,

Mr. Woods’ experience includes developing and financing master planned communities. Previously, Mr. Woods was the Vice President of Development for the Cullen Center in Houston, Texas from 1982 to 1983, a Project Manager and Vice President of Development for Hines Interests LLC, a real estate development company from 1980 to 1983, a Project Manager for Trammell Crow, a real estate development company from 1979 to 1980. Mr. Woods was also a consulting professor of real estate finance at Stanford University from 2000 to 2005. Mr. Woods is a Chartered Financial Analyst (“CFA”). As a CFA and through extensive experience, Mr. Woods brings to the Board significant financial and real estate related knowledge and expertise. Mr. Woods currently serves as a member of the Audit Committee and as a member of the Corporate Governance & Nominating Committee. Age 58.

The Board unanimously recommends that shareholders vote FOR each of these nominees as Directors by executing and returning the proxy card or voting by one of the other ways indicated thereon. Proxies solicited by the Board will be so voted unless shareholders specify otherwise.

Voting for Directors

The Company has no provision for cumulative voting in the election of Directors. Therefore, holders of Common Stock are entitled to cast one vote for each share held on the Record Date for each of the candidates for election. Directors are elected by a plurality of the votes cast at the Annual Meeting; however, the Board has adopted a majority vote policy. Pursuant to such policy, in an uncontested election, any nominee for Director who receives a greater number of votes “withheld” for his election than votes “for” such election (a “Majority Withheld Vote”) shall promptly tender his resignation after such election for consideration by the Corporate Governance & Nominating Committee. In determining its recommendation to the Board, the Corporate Governance & Nominating Committee will consider all factors deemed relevant by its members. These factors may include the underlying reasons why shareholders “withheld” votes for election from such Director (if ascertainable), the length of service and qualifications of the Director whose resignation has been tendered, the Director’s contributions to the Company, whether by accepting such resignation the Company will no longer be in compliance with any applicable law, rule, regulation or governing document, and whether or not accepting the resignation is in the best interests of the Company and our shareholders. Within 90 days thereafter, the Board, taking into account the recommendation of the Corporate Governance & Nominating Committee and such additional information and factors that the Board believes to be relevant, must determine whether to accept or reject the resignation. The Director that tendered the resignation shall not participate in the consideration or determination of whether to accept such resignation. The Board shall disclose by press release its decision to accept or reject the resignation and, if applicable, the reasons for rejecting the resignation. If a majority of the Corporate Governance & Nominating Committee members receive a Majority Withheld Vote at the same election, then the independent Directors who did not receive a Majority Withheld Vote will appoint a committee of independent Directors to consider the resignation offers and recommend to the Board whether to accept or reject them.

Votes cast for a nominee will be counted in favor of election. Abstentions and broker non-votes will not count either in favor of, or against, election of a nominee. It is the intention of the persons named in the accompanying form of proxy to vote for the election of the Board’s nominees, unless authorization to do so is withheld. Proxies cannot be voted for a greater number of persons than the number of Directors set by the Board for election. If, prior to the Annual Meeting, a nominee becomes unable to serve as a Director for any reason, the proxy holders reserve the right to substitute another person of their choice in such nominee’s place and stead. It is not anticipated that any nominee will be unavailable for election at the Annual Meeting.

Retirement Policy

Under the Board’s retirement policy, a Director’s term of office normally expires at the annual meeting of shareholders following their 70th birthday. The Board’s retirement policy also provides that the Board may waive immediate compliance with the policy and request that a Director postpone their retirement until a subsequent date.

Meetings of the Board

The Board held eleven meetings during fiscal year 2010. All of the Directors who served during fiscal year 2010 attended at least 75% of the regularly scheduled and special meetings of the Board and Board committees on which they served and to which they were invited in fiscal year 2010. All of the Board’s nominees for election at the Annual Meeting are expected to attend the Annual Meeting. All but one of the Directors nominated for election at the 2010 annual meeting of shareholders were present at such meeting.

Meetings of Non-Employee Directors

Non-employee Directors (consists of all Directors other than Mr. Seymour) meet in executive session as part of each regularly scheduled Board meeting. In 2010, the Chairman of the Board, presided at all such executive sessions except two. In the event of the Chairman’s absence, a non-employee Director is chosen on a rotating basis to preside.

Board Leadership Structure

The Board does not have a policy regarding the separation of the roles of CEO and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based upon the position and direction of the Company and the membership of the Board. The Board has determined at this time that the Company’s Chairman should be an Independent Director rather than the CEO.

Board Role in Risk Oversight

Management has the primary responsibility for identifying and managing the risks facing the Company, subject to the oversight of the Board. The Board strives to effectively oversee the Company’s enterprise-wide risk management in a way that balances managing risks while enhancing the long-term value of the Company for the benefit of the shareholders. The Board of Directors understands that its focus on effective risk oversight is critical to setting the Company’s tone and culture towards effective risk management. To administer its oversight function, the Board seeks to understand the Company’s risk philosophy by having discussions with management to establish a mutual understanding of the Company’s overall appetite for risk. The Company’s Board of Directors maintains an active dialogue with management about existing risk management processes and how management identifies, assesses and manages the Company’s most significant risk exposures. The Company’s Board expects frequent updates from management about the Company’s most significant risks so as to enable it to evaluate whether management is responding appropriately.

The Board of Directors relies on each of its committees to help oversee the risk management responsibilities relating to the functions performed by such committees. The Audit Committee periodically discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The Organization & Compensation Committee helps the Board to identify the Company’s exposure to any risks potentially created by our compensation programs and practices. The Governance & Nominating Committee oversees risks relating to the Company’s corporate compliance programs and assists the Board and management in promoting an organizational culture that encourages commitment to ethical conduct and a commitment to compliance with the law. Each of these committees is required to make regular reports of its actions and recommendations to the Board, including recommendations to assist the Board with its overall risk oversight function. The Board retains oversight responsibility for all subject matters not specifically assigned to a committee, including risks presented by the Company’s business strategy, competition, regulation, general industry trends, and capital structure and allocation.

Determination of Independence of Directors

The Board has determined that to be considered independent, a Director may not have a direct or indirect material relationship with the Company. A material relationship is one which impairs or inhibits, or has the potential to impair or inhibit, a Director’s exercise of critical and disinterested judgment on behalf of the Company and its shareholders. In making its assessment of independence, the Board considers any and all material relationships not merely from the standpoint of the Director, but also from that of persons or organizations with which the Director has or has had an affiliation, or those relationships which may be material, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Board also considers whether a Director was an employee of the Company within the last five years. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent” Director, including those set forth in pertinent listing standards of the NYSE as in effect from time to time. The NYSE’s listing standards require that all listed companies have a majority of independent directors. For a director to be “independent” under the NYSE listing standards, the board of directors of a listed company must affirmatively determine that the director has no material relationship with the company, or its subsidiaries or affiliates, either directly or as a partner, shareholder or officer of an organization that has a relationship with the company or its subsidiaries or affiliates. In accordance with the NYSE listing standards, the Board has affirmatively determined that each of the Board’s nominees, other than Mr. Seymour, have no material relationships with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company.

Additionally, each of the Board’s nominees, other than Mr. Seymour, has been determined to be “independent” under the following NYSE listing standards, which provide that a director is not independent if:

•	the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company;

•	the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	(a) the director is a current partner or employee of a firm that is the Company’s internal or external auditor; (b) the director has an immediate family member who is a current partner of such a firm; (c) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (d) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•	the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or

•	the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Board Committees

The Board maintains three standing committees: the Audit Committee; the Corporate Governance & Nominating Committee; and the Organization & Compensation Committee. In addition, non-standing committees include the CEO Search Committee (which was disbanded on January 6, 2010), the Pricing Committee, the Authorization Committee, and the Benefits Management Committee. Assignments to, and chairs of, the committees are recommended by the Corporate Governance & Nominating Committee and approved by the Board. All committees report on their activities to the Board. Each standing committee operates under a charter approved by the Board. The charters for each of the standing committees are posted on the Company’s web site at www.GenCorp.com and in print to any shareholder or interested party who requests them by writing to Secretary, GenCorp Inc., P.O. Box 537012, Sacramento, California 95853-7012 (if by overnight courier, then Highway 50 & Aerojet Road, Rancho Cordova, California 95742).

The following table provides the membership and total number of meetings held by each standing committee of the Board in fiscal year 2010:

Corporate
		Governance &	Organization &
Name	Audit	Nominating	Compensation
Scott J. Seymour
Thomas A. Corcoran			X
James R. Henderson		X*
Warren G. Lichtenstein			X
David A. Lorber	X		X*
James H. Perry	X*		X
Martin Turchin	X	X
Robert C. Woods	X	X
Total meetings in fiscal year 2010	7	2	9

*	Committee Chairman

The Audit Committee is a separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Board has determined that each member of the Audit Committee meets all applicable independence and financial literacy requirements under the NYSE listing standards. The Board has also determined that Mr. Perry is an “audit committee financial expert” under the applicable rules promulgated pursuant to the Exchange Act. The Audit Committee reviews and evaluates the scope of the audits to be performed by, the adequacy of services performed by, and the fees and compensation of, the independent auditors. The Audit Committee also reviews the Company’s audited financial statements with management and with the Company’s independent auditors and recommends to the Board to include the audited financial statements in the Annual Report on Form 10-K; approves in advance all audit and permitted non-audit services to be provided by the independent auditors; reviews and considers matters that may have a bearing upon continuing audit or independence; prepares the report of the Audit Committee to be included in the Company’s Proxy Statement; appoints the independent auditors to examine the consolidated financial statements of the Company; reviews and evaluates the scope and appropriateness of the Company’s internal audit function, internal audit plans and system of internal controls; reviews and evaluates the appropriateness of the Company’s selection or application of accounting principles and practices and financial reporting; receives periodic reports from the internal audit and law departments; and reviews and oversees the Company’s compliance with legal and regulatory requirements.

The Corporate Governance & Nominating Committee periodically reviews and makes recommendations to the Board concerning the criteria for selection and retention of Directors, the composition of the Board (including the Chairman of the Board), the structure and function of Board committees, and the retirement policy of Directors. The Corporate Governance & Nominating Committee also assists in identifying, and recommends to the Board, qualified candidates to serve as Directors of the Company and considers and makes recommendations to the Board concerning Director nominations submitted by shareholders. The Corporate Governance & Nominating Committee also periodically reviews and advises the Board regarding significant matters of public policy, including proposed actions by foreign and domestic governments that may significantly affect the Company; reviews and advises the Board regarding adoption or amendment of major Company policies and programs relating to matters of public policy; monitors the proposed adoption or amendment of significant environmental legislation and regulations and advises the Board regarding the impact such proposals may have upon the Company and, where appropriate, the nature of the Company’s response thereto; periodically reviews and advises the Board regarding the status of the Company’s environmental policies and performance under its environmental compliance programs; and periodically reviews and reports to the Board regarding the status of, and estimated liabilities for, environmental remediation. The Board has determined that each member of the Corporate Governance & Nominating Committee meets all applicable independence requirements under the NYSE listing standards.

The Organization & Compensation Committee advises and recommends to the independent Directors the total compensation of the President and CEO. In addition, the Organization & Compensation Committee, with the counsel of the CEO, considers and establishes base pay and incentive pay for the other executive officers of the Company. The Organization & Compensation Committee also administers the Company’s deferred compensation plan and the 2009 Incentive Plan. The Organization & Compensation Committee periodically reviews the organization of the Company and its management, including major changes in the organization of the Company and the responsibility of management as proposed by the CEO; monitors executive development and succession planning; reviews the effectiveness and performance of senior management and makes recommendations to the Board concerning the appointment and removal of officers; periodically reviews the compensation philosophy, policies and practices of the Company and makes recommendations to the Board concerning major changes, as appropriate; annually reviews changes in the Company’s employee benefit, savings and retirement plans and reports thereon to the Board; and approves, and in some cases recommends to the Board for approval, the compensation of officers, and executives of the Company. The Organization & Compensation Committee also reviews and makes recommendations to the Board regarding the compensation and benefits for Directors.

From time to time, the Board forms special committees when specific matters need to be addressed.

Director Nominations

The Corporate Governance & Nominating Committee identifies potential director candidates through a variety of means, including recommendations from members of the Corporate Governance & Nominating Committee, the Board, management and shareholders. The Corporate Governance & Nominating Committee also may retain the services of a consultant to assist in identifying candidates. The Corporate Governance & Nominating Committee will consider nominations submitted by shareholders. A shareholder who would like to recommend a nominee should write to the Chairman of the Corporate Governance & Nominating Committee, c/o Secretary, GenCorp Inc., P.O. Box 537012, Sacramento, California 95853-7012 (if by overnight courier, then Highway 50 & Aerojet Road, Rancho Cordova, California 95742). Any such recommendation must include (i) the name and address of the candidate; (ii) a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate; and (iii) the candidate’s signed consent to serve as a Director if elected and to be named in the Proxy Statement.

Such nominations must be received by the Chairman of the Corporate Governance & Nominating Committee no later than December 1st immediately preceding the date of the annual meeting of shareholders at which the nominee is to be considered for election. Since the date of the Company’s 2010 Proxy Statement, there have been no material changes to the procedures by which shareholders of the Company may recommend nominees to the Board.

The Corporate Governance & Nominating Committee seeks to create a Board that is, as a whole, strong in its collective knowledge and diversity of skills and experience and background with respect to accounting and finance, management and leadership, business judgment, industry knowledge and corporate governance. Although the Corporate Governance & Nominating Committee does not have a formal diversity policy relating to the identification and evaluation of nominees, the Corporate Governance & Nominating Committee, in addition to reviewing a candidate’s qualifications and experience in light of the needs of the Board and the Company at that time, reviews candidates in the context of the current composition of the Board and the evolving needs of the Company’s businesses.

Communications with Directors

Shareholders and other interested parties may communicate with the Board or individual Directors by mail addressed to: Chairman of the Corporate Governance & Nominating Committee, c/o Secretary, GenCorp Inc., P.O. Box 537012, Sacramento, California 95853-7012 (if by overnight courier, then Highway 50 & Aerojet Road, Rancho Cordova, California 95742). The Secretary may initially review communications to the Board or individual Directors and transmit a summary to the Board or individual Directors, but has discretion to exclude from transmittal any communications that are, in the reasonable judgment of the Secretary, inappropriate for submission to the intended recipient(s). Examples of communications that would be considered inappropriate for submission to the Board or a Director include, without limitation, customer complaints, solicitations, commercial advertisements, communications that do not relate directly or indirectly to the Company’s business or communications that relate to improper or irrelevant topics.

Compensation Committee Interlocks and Insider Participation

The Organization & Compensation Committee is composed entirely of non-employee independent Directors. As of November 30, 2010, the members of the Organization & Compensation Committee included David A. Lorber (Chairman), Thomas A. Corcoran, Warren G. Lichtenstein and James H. Perry. All non-employee independent Directors participate in decisions regarding the compensation of the President and CEO. None of the Company’s executive officers serve as a member of the Board or compensation committee of any entity that has one or more of its executive officers serving as a member of the Company’s Organization & Compensation Committee. In addition, none of the Company’s executive officers serve as a member of the Organization & Compensation Committee of any entity that has one or more of its executive officers serving as a member of the Company’s Board.

Director Compensation

The compensation of the Company’s non-employee Directors is determined by the Board upon the recommendations made by the Organization & Compensation Committee.

Annual Retainer Fees

Under our Director compensation program effective for the period ending on the date of each annual meeting of shareholders, each non-employee Director will receive an annual retainer fee of $55,000, with the exception of the Chairman of the Board who will receive an annual retainer fee of $110,000. Each non-employee Director will receive $5,000 for service on a standing or long-term special committee of the Board and $3,250 for service on a limited-purpose special committee of the Board. Non-employee

Directors who served as Chairman of the Organization & Compensation Committee or Corporate Governance & Nominating Committee will receive an additional annual fee of $10,000 and the Chairman of the Audit Committee will receive an additional $15,000. Non-employee Directors who attend Board meetings in excess of six meetings between any two annual meetings of shareholders will receive $2,000 per each additional Board meeting and non-employee Directors who attend meetings of any single standing or long-term special committee meetings held in excess of six meetings between any two annual meetings of shareholders will receive $1,500 per each additional committee meeting. The annual cash compensation for each non-employee Director serving as a Manager on the Board of Managers of Easton Development Company, LLC is $15,000.

Non-Employee Directors are offered a choice annually between continuing to receive all such Director fees in the form of cash or receiving all or part, but no less than 50%, of such fees in the form of fully vested Company Common Stock, calculated based on the closing price of the Common Stock as reported in the NYSE Composite Transactions in the Wall Street Journal (or if such information in such source is unavailable, a source providing similar information selected by the Company) as of the applicable Director pay date, pursuant to the 2009 Incentive Plan. If a non-employee Director elects for any year to receive all or a portion of such fees in the form of fully-vested Common Stock, an additional grant of restricted shares of Common Stock will be given equal in value to 50% of the amount of fees paid in fully-vested Common Stock vesting on the earlier of the Director’s retirement from service from the Board or one year from the date of grant.

Equity Grants

In March 2010, each non-employee Director received $75,000 worth of equity compensation, with the exception of the Chairman of the Board who received $95,000 worth of equity compensation pursuant to the 2009 Incentive Plan. This grant consisted of 2,000 restricted shares of Common Stock and 27,479 Stock Appreciation Rights (“SARs”) for non-employee Directors other than the Chairman of the Board, whom received 3,500 restricted shares of Common Stock and 32,936 SARs. These awards vest in 50% increments on the six-month and twelve-month anniversary of the grant date. Also, in April 2010, each non-employee Director received $100,000 worth of equity compensation in the form of 17,123 restricted shares of Common Stock under the 2009 Incentive Plan. These shares will vest upon the Director’s retirement from the Board of Directors, or upon a Change in Control as defined in the 2009 Incentive Plan, or by action of the Organization & Compensation Committee of the Board taken on or after March 31, 2013. Non-Employee Directors also receive a one-time award of 500 restricted shares of Common Stock as part of their initial election to the Board. All restricted shares of Common Stock may be voted, but ownership may not transfer until such shares are vested. Unless otherwise approved by the Board, unvested shares will be forfeited in the event of a voluntary resignation or refusal to stand for re-election. The SARs have a seven-year term under the 2009 Incentive Plan.

Equity Ownership Guidelines for Non-employee Directors

In October 2007, the Board adopted equity ownership guidelines under which non-employee Directors are required to own equity in the Company in an amount equal to $150,000. In calculating the amount of equity owned by a Director, the Board looks at the value of Common Stock owned by such Director (restricted stock and stock owned outright), the value of any phantom stock owned by such Director as part of the Deferred Compensation Plan for NonEmployee Directors, if any and the value of any vested “in the money” options or SARs (i.e. market value of Company stock in excess of the strike price for the stock option or SAR). Directors have five years to meet the thresholds set forth in these equity ownership guidelines. The Board reviews these guidelines periodically, and considers adjustments when appropriate, including adjustments for material fluctuations in the Company’s stock price. The following table shows the current status of equity ownership for each non-employee Director as of January 25, 2011.

	Value of Equity
Name	Ownership(*)	Date of Election	Years as a Director
Thomas A. Corcoran	$192,082	09/24/08	2
James R. Henderson	406,685	03/05/08	3
Warren G. Lichtenstein	21,706,337	03/05/08	3
David A. Lorber	277,267	03/31/06	5
James H. Perry	271,977	05/16/08	2
Martin Turchin	331,267	03/05/08	3
Robert C. Woods	154,079	03/31/06	5

*	Value is based on the stock price on January 25, 2011 of $5.29.

Other

The GenCorp Foundation matches employee and Director gifts to accredited, non-profit colleges, universities, secondary and elementary public or private schools located in the United States. Gifts made were matched dollar for dollar up to $3,000 per calendar year.

Non-employee Directors may also elect to participate in the same health benefits programs at the same cost as offered to all of the Company’s employees. Two Directors participated in this plan in fiscal 2010. The Company also reimburses Directors for actual travel and other expenses incurred in attending Board and Committee meetings.

2010 DIRECTOR COMPENSATION TABLE

The following table sets forth information regarding compensation earned or paid to each non-employee Director who served on the Board of Directors in fiscal year 2010. Directors who are employees are not compensated for their services as directors.

	Fees Earned		Option/SARs	All Other
	or Paid	Stock Awards	Awards	Compensation	Total
Name	($)(1)	($)(2)(3)	($)(2)(3)	($)(4)	($)
Thomas A. Corcoran	$63,742	$122,062	$65,741	$3,000	$254,545
James R. Henderson	143,494	174,945	78,796	—	397,235
Warren G. Lichtenstein	68,743	137,380	65,741	—	271,864
David A. Lorber	83,745	144,881	65,741	—	294,367
James H. Perry	83,745	144,881	65,741	—	294,367
Martin Turchin	78,742	142,376	65,741	3,000	289,859
Robert C. Woods	63,750	109,258	65,741	—	238,749

(1)	The amounts reported in this column for each non-employee Director reflect the dollar amount of the Board and Committee fees paid in fiscal year 2010. Non-employee Directors have a choice to receive all or a portion of their director fees in fully vested Common Stock of the Company which is calculated based on the closing price of the Common Stock as of the applicable pay date. If a Director elects to receive fees in Common Stock, an additional grant of restricted shares of Common Stock are given in an amount equal in value to 50% of the amount of fees paid in fully vested Common Stock. This additional grant is reported in the “Stock Awards”

column. The following table shows director fees that were paid in fully vested Common Stock in fiscal year 2010.

			Grant Date
		Stock Awards	Fair Value
Name	Pay Date	(#)	($)
Thomas A. Corcoran	4-15-10	2,043	$11,870
	7-15-10	1,302	6,875
	10-15-10	1,361	6,873
James R. Henderson	4-15-10	10,757	62,498
	7-15-10	5,208	27,498
	10-15-10	5,445	27,497
Warren G. Lichtenstein	4-15-10	4,948	28,748
	7-15-10	2,604	13,749
	10-15-10	2,722	13,746
David A. Lorber	4-15-10	7,530	43,749
	7-15-10	2,604	13,749
	10-15-10	2,722	13,746
James H. Perry	4-15-10	7,530	43,749
	7-15-10	2,604	13,749
	10-15-10	2,722	13,746
Martin Turchin	4-15-10	6,669	38,747
	7-15-10	2,604	13,749
	10-15-10	2,722	13,746
Robert C. Woods		—	—

(2)	The amounts reported in these columns for each non-employee Director reflect the grant date fair value of stock awards given in fiscal year 2010. A description of these awards can be found under the section entitled Long-Term Incentives (Equity-Based Compensation) on page 29. A discussion of the assumptions used in calculating these values may be found in Note 9(c) in the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2010.

The following table shows each grant of restricted stock and SARs granted during fiscal year 2010 to each non-employee Director who served as a Director in fiscal year 2010, and the aggregate grant date fair value for each award.

						Grant Date
	Grant	Stock Awards		SARs Awards		Fair Value
Name	Date	(#)		(#)		($)
Thomas A. Corcoran	3-24-10			27,479(A	)	$65,741
	3-24-10	2,000(A	)			9,260
	4-9-10	17,123(B	)			99,998
	4-15-10	1,021(C	)			5,932
	7-15-10	651(C	)			3,437
	10-15-10	680(C	)			3,434
James R. Henderson	3-24-10			32,936(A	)	78,796
	3-24-10	3,500(A	)			16,205
	4-9-10	17,123(B	)			99,998
	4-15-10	5,378(C	)			31,246
	7-15-10	2,604(C	)			13,749
	10-15-10	2,722(C	)			13,746
Warren G. Lichtenstein	3-24-10			27,479(A	)	65,741
	3-24-10	2,000(A	)			9,260
	4-9-10	17,123(B	)			99,998
	4-15-10	2,474(C	)			14,374
	7-15-10	1,302(C	)			6,875
	10-15-10	1,361(C	)			6,873
David A. Lorber	3-24-10			27,479(A	)	65,741
	3-24-10	2,000(A	)			9,260
	4-9-10	17,123(B	)			99,998
	4-15-10	3,765(C	)			21,875
	7-15-10	1,302(C	)			6,875
	10-15-10	1,361(C	)			6,873
James H. Perry	3-24-10			27,479(A	)	65,741
	3-24-10	2,000(A	)			9,260
	4-9-10	17,123(B	)			99,998
	4-15-10	3,765(C	)			21,875
	7-15-10	1,302(C	)			6,875
	10-15-10	1,361(C	)			6,873
Martin Turchin	3-24-10			27,479(A	)	65,741
	3-24-10	2,000(A	)			9,260
	4-9-10	17,123(B	)			99,998
	4-15-10	3,334(C	)			19,371
	7-15-10	1,302(C	)			6,875
	10-15-10	1,361(C	)			6,873
Robert C. Woods	3-24-10			27,479(A	)	65,741
	3-24-10	2,000(A	)			9,260
	4-9-10	17,123(B	)			99,998

(A)	These equity awards vest in 50% increments on the six-month and twelve-month anniversary of the grant date.

(B)	These shares will vest upon the Director’s retirement from the Board, or upon a Change in Control as defined in the 2009 Incentive Plan, or by action of the Organization & Compensation Committee of the Board taken on or after March 31, 2013.

(C)	These shares vest on the earlier of the Director’s retirement from the Board or the one year anniversary of the grant date.

(3)	The following table shows the amount of outstanding and unexercised SARs awards and unvested stock awards as of November 30, 2010 for each non-employee Director who served as a Director in fiscal year 2010. No Director held stock options as of November 30, 2010.

		Outstanding and
		Unexercised
Name	Unvested Stock Awards	SARs
Thomas A. Corcoran	23,600	48,479
James R. Henderson	37,077	80,936
Warren G. Lichtenstein	27,260	63,479
David A. Lorber	28,051	68,479
James H. Perry	28,551	63,479
Martin Turchin	28,120	63,479
Robert C. Woods	21,623	68,479

(4)	All Other Compensation includes matching donations made by the GenCorp Foundation for gifts made in fiscal year 2010.

Security Ownership of Officers and Directors

The following table lists share ownership of Common Stock by the Company’s current Directors and the Named Executive Officers, as well as the number of shares beneficially owned by all of the current Directors and executive officers as a group. Unless otherwise indicated, share ownership is direct. Amounts owned reflect ownership as of February 1, 2011 (except for Mr. Neish, where total amounts owned are as of the date he terminated employment with the Company).

	Amount and Nature of
Beneficial Owner	Beneficial Ownership(1)(2)	Percent of Class
Directors
Thomas A. Corcoran	31,307	*
James R. Henderson(3)	68,245	*
Warren G. Lichtenstein(4)	4,098,274	6.9%
David A. Lorber	47,410	*
James H. Perry	46,410	*
Martin Turchin(5)	57,618	*
Robert C. Woods	24,123	*
Executive Officers
Scott J. Seymour	153,334	*
Kathleen E. Redd(6)	35,929	*
Richard W. Bregard(7)	30,858	*
Chris W. Conley	48,076	*
Former Executive Officer
J. Scott Neish	28,473	*
All Current Directors and Executive Officers as a group (except J. Scott Neish) (11 persons)	4,641,584	7.8%

*	Less than 1.0%

(1)	Includes restricted shares granted under the 1999 Equity and Performance Incentive Plan, the 2009 Incentive Plan, and shares owned outright. The number of shares beneficially owned by a current or former officer of the Company includes shares credited in the GenCorp Retirement Savings Plan as of February 1, 2011, (except for Mr. Neish, where amounts are as of the date he terminated employment with the Company).

(2)	Includes shares issuable upon the exercise of stock options that may be exercised within 60 days of January 29, 2011 as follows: Mr. Seymour — 33,334; Ms. Redd — 3,999; Mr. Conley — 10,000; and Mr. Neish — 2,200; and all current executive officers as a group (except for Mr. Neish) — 47,333 shares. No Director held outstanding stock options.

(3)	As a member of a “group” for the purposes of Rule 13d-5(b)(1) of the Exchange Act, Mr. Henderson may be deemed a beneficial owner of all 4,055,737 shares of Common Stock owned by SPII.

(4)	Includes shares beneficially owned by Messrs. Lichtenstein and Henderson and various affiliated entities, including SPII, SPH, and Steel Partners, including 42,537 shares of stock of the Company owned directly by Mr. Lichtenstein. Certain of the foregoing information is according to Amendment No. 19 to a Schedule 13D dated February 18, 2010, and filed with the SEC on February 19, 2010.

(5)	7,500 shares are held in the name of Martin Turchin IRA Rollover, 3,000 shares are held in the name of Peter Turchin Trust, 1,000 shares are held in the name of Coulter Turchin Trust, and 1,000 shares are held in the name of Tyler Turchin Trust.

(6)	1,285 shares are held through the Revocable Trust of Paul K. and Kathleen E. Redd.

(7)	342 shares are held in a Charles Schwab Personal Choice Retirement Account.

Code of Ethics and Corporate Governance Guidelines

The Company has adopted a code of ethics known as the Code of Business Conduct that applies to the Company’s employees including the principal executive officer and principal financial officer. Copies of the Code of Business Conduct and the Company’s Corporate Governance Guidelines are available on the Company’s web site at www.GenCorp.com (copies are available in print to any shareholder or other interested person who requests them by writing to Secretary, GenCorp Inc., P.O. Box 537012, Sacramento, California 95853-7012 (if by overnight courier, then Highway 50 & Aerojet Road, Rancho Cordova, California 95742)).

Related Person Transaction Policy

The Company has a written policy for the review of transactions in which the Company is a participant, the amount exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets at year end for the last two completed fiscal years, and in which any of the Company’s Directors or executive officers, or their immediate family members, had a direct or indirect material interest. Any such related party transaction was to be for the benefit of the Company and upon terms no less favorable to the Company than if the related party transaction was to an unrelated party. The Company’s Board is responsible for approving any such transactions and the Company’s CEO is responsible for maintaining a list of all existing related party transactions.

The Company had no transaction, nor are there any currently proposed transactions, in which the Company was or is to be a participant, where the amount involved exceeded the lesser of $120,000 or 1% of the average of the Company’s total assets at the year end for the last two completed fiscal years, and in which any Director, executive officer or any of their family members had a material direct or indirect interest reportable under applicable SEC rules or that required approval of the Board under the Company’s related party transaction policy.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in fulfilling its responsibilities for general oversight of (i) the quality and integrity of the Company’s financial statements, (ii) the performance of the Company’s financial reporting process, internal control system, internal audit function, (iii) the Company’s compliance with legal and regulatory requirements, all areas for which management has the primary responsibility, and (iv) the independent auditor’s performance, qualifications and independence. The Audit Committee manages the Company’s relationship with its independent auditors, who report directly to the Audit Committee. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties, with funding from the Company for such advice and assistance. Management is primarily responsible for establishing and maintaining the Company’s system of internal controls and preparing financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

In fulfilling its responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report including a discussion of the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed the Company’s financial statements with PwC, the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with GAAP, and discussed such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards Vol. 1, AU Section 380), as adopted by the Public Accounting Oversight Board in Rule 3200T. PwC also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with PwC their independence from management and the Company.

The Audit Committee also reviewed with management and the independent auditors the preparation of the financial statements and related disclosures contained in the Company’s earnings announcements and quarterly reports.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee also received PwC’s report on the Company’s internal controls over financial reporting. The Company outlined these reports in its Annual Report on Form 10-K for the fiscal year ended November 30, 2010.

The Audit Committee met seven times during fiscal year 2010.

In reliance on the reviews and discussions referred to in the foregoing paragraphs, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2010 for filing with the SEC. The Audit Committee appointed PwC as the Company’s independent registered public accounting firm for fiscal year 2011.

Submitted by the Audit Committee,

James H. Perry, Chairman
David A. Lorber
Martin Turchin
Robert C. Woods

January 26, 2011

ORGANIZATION & COMPENSATION COMMITTEE REPORT

The Organization & Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Organization & Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s 2010 Annual Report on Form 10-K. The Board has approved that recommendation.

Submitted by the Organization & Compensation Committee,

David A. Lorber, Chairman
Thomas A. Corcoran
Warren G. Lichtenstein
James H. Perry

January 25, 2011

EXECUTIVE COMPENSATION

Executive Officers of the Registrant

The following information is given as of December 31, 2010.

Name	Title	Other Business Experience	Age

Scott J. Seymour	President and Chief Executive Officer of the Company and President of Aerojet (since January 2010)	Consultant to Northrop Grumman Corporation (“Northrop”) March 2008 — January 2010; Corporate Vice President and President of Integrated Systems Sector of Northrop 2002 — March 2008; Vice President, Air Combat Systems of Northrop 1998 — 2001; Vice President and B-2 Program Manager of Northrop 1996 — 1998; and Vice President, Palmdale Operations, of Northrop 1993 — 1996.	60
Kathleen E. Redd	Vice President, Chief Financial Officer (since January 2009), and Secretary (since February 2009)	Vice President, Controller and Acting Chief Financial Officer September 2008 — January 2009; Vice President, Finance 2006 — 2008; Assistant Corporate Controller, 2002 — 2006; Acting Vice President Controller GDX Automotive, 2003 — 2004 (concurrent with Assistant Corporate Controller position during divestiture activities); Vice President, Finance, for Grass Valley Group, 2001 — 2002; Vice President, Finance for JOMED, Inc., 2000 — 2001; Controller for EndoSonics Corporation, 1996 — 2000.	49

Name	Title	Other Business Experience	Age

Richard W. Bregard	Deputy to the President (since June 2010)	Vice President, Defense Programs 2007 — 2010; Executive Director, Missile Defense Programs 2004 — 2007 and President, Aerojet Ordnance Tennessee, Inc. 2004 — 2007.	68
Chris W. Conley	Vice President Environmental, Health and Safety (since October 1999)	Director Environmental, Health and Safety, March 1996 — October 1999; Environmental Manager, 1990 — 1996.	52

The Company’s executive officers generally hold terms of office of one year and/or until their successors are elected.

COMPENSATION DISCUSSION AND ANALYSIS

Overview and Compensation Objectives

Our compensation program is designed to support our business goals and promote both short-term and long-term growth. In this section of the Proxy Statement, we explain how our compensation program is designed and operates with respect to our Named Executive Officers. The 2010 compensation program covered our President and CEO, Vice President, CFO and Secretary, and two of our Named Executive Officers who were officers as of the end of fiscal year 2010, plus our former Interim President and CEO. The 2010 compensation program also covered other key employees of the Company.

We have designed our executive compensation program, under the direction of the Organization & Compensation Committee of our Board, to attract and retain highly qualified executive officers and directly link pay to performance. The Company’s strategic goals include improving the Company’s financial performance. Accordingly, as discussed in more detail below, the Organization & Compensation Committee set performance targets for annual cash incentives for 2010 for our officers related to contract profit, free cash flow, adjusted earnings before interest and taxes, contract awards, and certain other goals that include individual performance and accomplishments of a particular executive.

The Organization & Compensation Committee determines all matters of executive compensation and benefits, although our President and CEO provides input and initial recommendations to the Organization & Compensation Committee with respect to the Named Executive Officers other than the President and CEO. Our President and CEO, Scott J. Seymour, and our Vice President, CFO and Secretary, Kathleen E. Redd, provided input to the Organization & Compensation Committee with respect to the 2010 compensation program. The Organization & Compensation Committee advises and makes compensation recommendations to the independent members of the Board with respect to compensation for the President and CEO.

The objectives of our executive compensation program are as follows:

•	Performance Incentives — provides a compensation structure under which a meaningful portion of total compensation is based on achievement of performance goals;

•	Competitive Compensation — provides compensation that is competitive with compensation for executive officers providing comparable services, taking into account our size and complexity and the markets we serve;

•	Retention Incentives — provides incentives for long-term continued employment with us; and

•	Stakeholder Incentives — promotes an ownership interest that aligns management and shareholders. In this regard, the Organization & Compensation Committee approved share ownership guidelines that apply to our Named Executive Officers, where over a period of time, each Named Executive Officer is expected to own shares of our Common Stock equal in total market value to a designated multiple of such executive officer’s annual salary.

Compensation Elements

The Organization & Compensation Committee sets base salaries, target annual cash incentive levels and target annual long-term incentive award values generally at the 50th percentile of competitive market levels as set forth in broad based industry surveys. The Organization & Compensation Committee does not identify specific companies for comparative purposes and no specific element of compensation is tied to benchmarking. In assessing competitive overall compensation, the Organization & Compensation Committee reviewed a study conducted by the Hay Group on the Company’s behalf that used data from Mercer Human Resource Consulting and Pearl Meyer & Partners (CHiPS) Executive and Senior Management Total Compensation Survey.

The compensation program for executive officers has historically consisted of the following principal elements:

•	Short-term compensation, including base salaries and annual cash incentive awards;

•	Long-term compensation equity incentive awards, including restricted stock, stock options and cash-settled SARs; and

•	In-service and post-retirement/employment benefits — pension and 401(k) savings plans, however pension benefits were frozen effective fiscal year 2009.

The Committee believes that these elements of compensation create a flexible package that reflects the long-term nature of the Company’s businesses and rewards both short and long-term performance of the Company and individual in accordance with the objectives of the compensation program.

Short-term Compensation

Base Salaries

Base salaries are used to provide a fixed amount of compensation for the executive’s regular work. Each year, the Organization & Compensation Committee holds a meeting, where it reviews and, in some cases, makes adjustments to base salaries. Typically, the effective date of merit increases in base salaries is in April of each year. Base salary increases can also occur upon an executive’s promotion. Any base salary increase for the Company’s executive officers must be approved by the Organization & Compensation Committee. In determining the amount of any increases in salaries, the Organization & Compensation Committee (i) compares current cash compensation with compensation for relevant executive positions set forth in broad-based industry studies and data described under Compensation Elements, (ii) assesses the individual performance of each of the executives, and (iii) takes into account the timing and amount of the last salary increase for each of the executives.

Annual Cash Incentive Program

The primary objective of our annual cash incentive program is to reward fiscal year performance and achievement of designated business strategic goals to provide competitive compensation to our senior management team. To those ends, the Organization & Compensation Committee sets performance targets such that total cash compensation (base salary plus annual cash incentive) will be within a competitive range of total cash compensation (generally at the 50th percentile level for comparable executives) if performance targets are met. In addition, our senior management team has individual performance targets. The annual cash incentive program follows our “pay for performance” philosophy. If individual or business targets are met, cash incentives are paid; if minimum targets are not met, we will pay less or nothing at all. If targets are exceeded, the Organization & Compensation Committee has discretion to adjust payments to the executives. The Organization & Compensation Committee has discretion to increase, reduce or eliminate payments.

The Organization & Compensation Committee set performance targets for the annual cash incentive program for our Named Executive Officers for fiscal year 2010. These targets consist of contract profit, free cash flow, adjusted earnings before interest and taxes, contract awards, and certain other individual goals.

Annually, the Organization & Compensation Committee approves the annual cash incentive program for the executive officers of the Company. The target annual incentive pay is established through an analysis of compensation for other relevant executive positions as noted in the broad-based studies described under Compensation Elements and is intended to provide a competitive level of compensation when the executives achieve their performance objectives. Combined salaries and target incentive levels, on an aggregate basis, are intended to approximate the 50th percentile level set forth in the broad-based studies. In the first quarter of each fiscal year, with the input of our President and CEO, Vice President, CFO and Secretary, and Human Resources, the Organization & Compensation Committee determines the following:

•	sets the overall Company and performance objectives and payout ranges for the fiscal year;

•	sets performance measures for the fiscal year;

•	establishes a target, threshold, and maximum incentive opportunity for each executive officer; and

•	measures performance and determines awards for the prior fiscal year.

Annual cash incentives are paid at the beginning of each fiscal year for the prior fiscal year’s performance. Incentives paid are based upon the Organization & Compensation Committee’s (with input from the President and CEO and Vice President, CFO and Secretary) assessment of actual performance (individually and Company-wide) against pre-established Company and business segment performance objectives to determine the appropriate amount payable with respect to the applicable target incentive opportunity. The Organization & Compensation Committee has discretion to increase, reduce or eliminate payments.

The Organization & Compensation Committee tailors both performance measures and targets in order to most accurately approximate success criteria for both of our business segments and the Company’s performance overall. For fiscal year 2010, our current Named Executive Officers had the opportunity to earn up to the following percentages of their base salaries if all of their performance measures were met at the (100%) target levels:

•	President and CEO — 125%

•	Vice Presidents — 30% to 50%

The criteria used in fiscal year 2010 applicable to our Named Executive Officers were the following:

Executive Targets	Target
(Dollars in millions)	Opportunity	Achievement
Contract Profit(1)	16.25%	26.21%
• Threshold — under $73.9 — 0%
• Target — $73.9 to $76.3 — 1% to 100%
• Maximum — $76.4 to $84.7 — 101% to 200%

Free Cash Flow(2)	20.00%	40.00%
• Threshold — under $95.3 — 0%
• Target — $95.3 to $108.1 — 1% to 100%
• Maximum — $108.2 to $121.3 — 101% to 200%

Adjusted Earnings Before Interest and Taxes(3)	16.25%	12.72%
• Threshold — under $81.2 — 0%
• Target — $81.2 to $83.5 — 1% to 100%
• Maximum — $83.6 to $93.0 — 101% to 200%

Contract Awards(4)	22.50%	21.07%
• Threshold — under $789.9 — 0%
• Target — $789.9 to $864.3 — 1% to 100%
• Maximum — $864.4 to $993.9 — 101% to 200%

Personal Factors(5)	25.00%	21.00% — 25.00%
• Threshold — 0 x multiplier — 0%
• Target — 1 x multiplier — 1% to 100%

Totals	100.00%	121.00% — 125.00%

(1)	We defined Contract Profit to be net sales recognized for our Aerospace and Defense segment less cost of sales of our Aerospace and Defense segment, exclusive of certain corporate, certain retirement benefit costs and other non-contract related costs.

(2)	We defined Free Cash Flow to be the Aerospace and Defense segment performance before environmental remediation provision adjustments, retirement benefit plan expense and unusual items, further adjusted for depreciation and amortization, capital expenditures, changes in working capital balances and changes in long-term assets and liabilities and certain other adjustments.

(3)	We defined Adjusted Earnings Before Interest and Taxes to be the Company’s income from continuing operations before interest and income taxes, adjusted further for retirement benefit plan expense, unusual items and amortization of deferred financing fees.

(4)	We defined Contract Awards to be the amount of money to be received for a contract of our Aerospace and Defense segment that has been directly appropriated by the U.S. Congress or for which a purchase order has been received from a commercial customer. In certain circumstances adjustments may be made for the timing of when Contract Awards are received.

(5)	Personal Factors include individual performance and accomplishments surrounding items which are of operating and/or strategic importance to the Company.

The fiscal year 2010 cash incentives paid to each of the Named Executive Officers are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, which follows this Compensation Discussion and Analysis.

Long-Term Incentives (Equity-Based Compensation)

The Company, upon the recommendation and approval of the Organization & Compensation Committee, established the performance objectives and other terms of the Company’s 2010 Long-Term

Incentive Program (the “2010 LTIP”) for executive officers and other eligible employees of the Company. The 2010 LTIP has a two year performance period. The Company uses long-term incentive compensation for executives to reinforce four strategic objectives:

•	to focus on the importance of returns to shareholders;

•	to promote the achievement of long-term performance goals;

•	to encourage executive retention; and

•	to promote higher levels of Company stock ownership by executives.

Historically, the Company has strived to set a sizeable portion of the Named Executive Officer’s compensation in an equity-based form. This type of compensation, coupled with the Company’s share ownership guidelines, will result in the executives becoming shareholders with considerable personal financial interest in the fiscal health and performance of the Company.

The amount of equity-based awards granted to executives has been determined by subtracting the executive’s annual cash compensation opportunity from the total targeted annual compensation that is competitive with the market (generally in the 50th percentile range) based on broad based industry studies. The ultimate value of these equity-based awards has been driven in part by the executive’s performance in the past fiscal year and in part by their ability to increase the value of the Company going forward.

Our equity-based compensation in fiscal year 2010 included awards of restricted stock and stock options and are described as follows:

•	Restricted stock — A grant of restricted stock is an award of shares of Common Stock that typically vests over a two- to five-year period after the grant date (depending upon the vesting conditions set by the Organization & Compensation Committee), provided that underlying goals are met in the case of performance-based grants or that the participant remains employed with the Company for the specified amount of time in the case of non-performance, time-based grants. Restricted stock awards are designed to attract and retain executives by providing them with some of the benefits associated with stock ownership during the restriction period, while incentivizing them to remain with the Company. During the restricted period, the executives may not sell, transfer, pledge, assign or otherwise convey their restricted stock. However, executives may vote their shares and are entitled to receive dividend payments, if any are made. Executives who voluntarily resign or are terminated for cause prior to the end of the restriction period forfeit their restricted stock unless otherwise determined by the Organization & Compensation Committee.

•	Stock options — A grant of stock option awards represents the right to purchase the Company’s stock at a fixed price for a defined period of time. The value of stock options reflect the difference between the value of shares of Common Stock at the time of exercise of the stock options and a predetermined exercise price. Stock options are designed to attract and retain executives by compensating them for increases in shareholder value over time. Time-based stock options are generally exercisable in one-third increments at one year, two years, and three years from the date of grant. Performance-based stock options vest at the end of the performance period provided that underlying goals are met. All stock options have a seven-year contractual life from the date of grant. As with restricted stock grants, executives who voluntarily resign or are terminated immediately forfeit all unvested stock options unless otherwise determined by the Organization & Compensation Committee.

In order to promote improvement in the Company’s financial performance, half of the restricted stock grants made in fiscal year 2010 were performance awards and will vest upon the achievement of long-term financial performance goals set by the Organization & Compensation Committee. The performance targets for restricted stock vesting were (i) sales, (ii) earnings before interest, taxes, depreciation and amortization, and retirement benefit expense, and (iii) asset utilization with vesting at the end of the two year performance period, each with a weighting of 33.33%. The other half of restricted stock grants are service based vesting over three years. The vesting of the stock option grants made in fiscal year 2010 are based on meeting the Economic Value Added performance target with a performance period of two years.

In order to strengthen the alignment between the interests of shareholders and the interests of executives of the Company, the Organization & Compensation Committee approved share ownership guidelines that apply to the Company’s executive officers. Under these guidelines, each executive officer is expected to have equity in the Company equal in aggregate market value to a designated multiple of such officer’s annual salary (CEO — five times base salary and Vice Presidents — one times base salary.) In calculating the amount of equity owned by an executive, the Organization & Compensation Committee looks at the value of Company stock owned by the executive (regardless of whether it is vested or unvested restricted stock), and the value of any vested “in the money” stock options or SARs (i.e. market value of stock in excess of the strike price for the stock option or SAR.) Newly appointed executives are expected to be in compliance with the ownership guidelines within five years of their appointments. As of February 1, 2011, because of the significant drop in the Company’s stock price and the amount of time the Named Executive Officers have been in his or her position, none of the Named Executive Officers who are currently employed by the Company held equity in the Company equal in market value to these guidelines; however, all of such Named Executive Officers are in the transition period set forth in these guidelines. The Organization & Compensation Committee reviews these guidelines periodically, and considers adjustments when appropriate.

Pension Plans, 401(k) Savings Plan and Benefit Restoration Plans

Pension Plans

On November 25, 2008, the Company amended the defined benefit pension and benefits restoration plans (“BRP”) to freeze future accruals under such plans. Effective February 1, 2009 and July 31, 2009, future benefit accruals for all current employees including the Named Executive Officers and collective bargaining unit employees respectively, were discontinued. No employees lost their previously earned pension benefits.

The Named Executive Officers participate in the same tax-qualified pension plans as other employees with the exception of Mr. Seymour who does not participate in a pension plan because his employment commenced after benefit accruals were discontinued. These plans include the Qualified Pension Plan, a tax-qualified defined benefit plan, and the 2009 Pension BRP Plan, a non-qualified defined benefit plan. The purpose of the 2009 Pension BRP Plan was to restore the pension plan benefits which executives and other highly compensated management personnel and their beneficiaries would otherwise lose as a result of the limitations under Section 401(a)(17) or 415 of the Internal Revenue Code of 1986, as amended (the “Code”) or any successor provisions from a tax-qualified pension plan, upon accrual and/or payment of benefits from the Qualified Pension Plan. By restoring such benefits, the 2009 Pension BRP Plan permits the total benefits to be provided on the same basis as applicable to all other employees under the Qualified Pension Plan. There were no employee contributions required in order to participate in these defined benefit plans. Eligibility to participate in the 2009 Pension BRP Plan was designated by the Organization & Compensation Committee.

Further details regarding benefits under these plans, including the estimated value of retirement benefits for each Named Executive Officer, are found in the section entitled 2010 Pension Benefits on page 38. The change in the actuarial pension value from fiscal year 2009 to fiscal year 2010 is presented in the “Change in Pension Value” column of the Summary Compensation Table on page 34 which represents the change in present value of benefits accrued up until the freeze date.

401(k) Savings Plan

The Named Executive Officers are also eligible to participate in the GenCorp Retirement Savings Plan, a 401(k) tax-qualified defined contribution savings plan which is available to all Company employees. Effective January 15, 2009, the Company temporarily suspended the employer matching contributions to the GenCorp Retirement Savings Plan for all non-union eligible employees. In July 2010, the Company reinstated the employer matching contributions in which 100% of the first 3% of employee contributions, and 50% of the next 3% of employee contributions are matched for all participating employees by the Company.

2009 401(k) Benefits Restoration Plan

The Named Executive Officers participate in the related non-qualified, unfunded 2009 Benefits Restoration Plan for the GenCorp Inc. 401(k) Plan (the “2009 401(k) BRP Plan”) which enables participants to defer their compensation on a pre-tax basis. Effective January 15, 2009, the Company suspended employer contributions to the 2009 401(k) BRP Plan. In July 2010, the company reinstated the employer matching contribution if the participant has reached the 402(g) limit in the 401(k) Savings Plan. Details about the 2009 401(k) BRP Plan are presented in the section entitled 2010 Non-qualified Deferred Compensation on page 39.

Severance Agreements, Employment Agreements and Plan Provisions

Scott J. Seymour Employment Agreement

On January 6, 2010, the Company entered into an employment agreement with Mr. Seymour to serve as the Company’s President and CEO. Pursuant to his employment agreement, Mr. Seymour will earn an annual base salary of $550,000, and is eligible for an annual incentive pay based on a target opportunity up to 125% of his annual base salary. On January 6, 2010, Mr. Seymour received 120,000 shares of the Company’s restricted common stock and an option to purchase 100,000 shares of the Company’s common stock (the “Option”). The Option has a per share exercise price equal to the last sales price reported for the Company’s common stock on the NYSE on the date of grant. Mr. Seymour is also eligible to participate in future grants pursuant to the 2009 Incentive Plan and other Company performance incentive plans extended to the senior executives of the Company generally, at levels commensurate with his position. Mr. Seymour’s employment agreement has a five-year term, unless earlier terminated in accordance with its terms. In the event that the Company terminates Mr. Seymour’s employment for Cause or Mr. Seymour resigns other than for Good Reason (as such terms are defined in his employment agreement), the Company’s obligations will generally be limited to paying Mr. Seymour his annual base salary through the termination date. If Mr. Seymour’s employment is terminated at his or the Company’s election at any time due to his death or disability, or for reasons other than Cause or Voluntary Resignation (as defined in his employment agreement), Mr. Seymour will be entitled to receive the benefits described above and severance payments and benefits equal to the following, subject to certain limitations: (i) one year of his annual base salary paid in installments; (ii) an incentive payment based upon the amount of the previous year’s incentive, prorated based on the number of months of the year that Mr. Seymour worked for the Company prior to the termination paid in a lump sum; (iii) immediate vesting of any shares of the Company’s restricted common stock or options that are scheduled to vest within one year of the date of termination of employment and (iv) incentives earned but unpaid with respect to the fiscal year ending on or preceding the date of termination pursuant to the annual cash incentive program.

Also under this employment agreement for a termination in connection with a change in control in which Mr. Seymour’s employment is terminated by the Company without cause or by the executive for good reason within two years following a change in control, Mr. Seymour will be entitled to receive a severance payment and benefits as follows: (i) a lump sum payment equal to two times the sum of his base salary plus the target incentive amount for the year in which the termination takes place; (ii) immediate full vesting of outstanding restricted shares and options; (iii) and payment of any accrued incentive through the date of termination.

Chris W. Conley Severance and Retention Agreement

Under the severance agreement into which the Company entered with Mr. Conley, a severance payment will become due if a change in control occurs and if the executive’s employment is terminated within three years of the change in control by: (1) the Company, for any reason other than death, disability or cause, or (2) the executive, following the occurrence of one or more of the following events: (i) failure to elect, reelect or maintain the executive in office or substantially equivalent office, (ii) a significant adverse change in the nature or scope of authority or duties or reduction in base pay, incentive opportunity or employee benefits, (iii) a change in circumstances following a change in control, including, without limitation, a change in scope of business or activities for which the executive was responsible prior to the change in control, (iv) the liquidation, dissolution, merger, consolidation, reorganization or transfer of substantially all of the business or assets of the Company, (v) the relocation of principal work location in excess of 30 miles, or (vi) any material breach of the agreement by the Company.

The severance payment due to Mr. Conley in the above scenario would be equal to base salary plus incentive multiplied by a factor of two, plus the following: (i) the continuation of health benefits and life insurance coverage for 24 months, (ii) payment of $15,000 for financial counseling, (iii) payment of the amount required to cover excise taxes imposed (including any income or payroll taxes on this amount) under Section 4999 of the Code, if any, (iv) payment of costs associated with outplacement services up to 20% of the officer’s base salary within 12 months of the executive’s termination date, and (v) payment of reasonable legal fees and expenses incurred when the officer is involved in a dispute while seeking to enforce the benefits and rights provided by the agreement. All of these items will be treated as income to the employee for W-2 purposes except for the reimbursement of legal fees incurred and outplacement services.

For purposes of computing Mr. Conley’s severance payment under the severance agreement, base salary is the highest annual salary in effect for any period prior to the termination date following the change in control, and the incentive amount is the greater of (1) the average of the annual incentive under the Company’s annual incentive compensation program made or to be made to Mr. Conley in regard to services rendered in any fiscal year during the three fiscal years immediately preceding the change in control, or (2) 75% of Mr. Conley’s maximum incentive opportunity under the Company’s annual incentive compensation plan for the fiscal year in which the change in control occurs. No other incentive pay or bonuses are included in the computation of Mr. Conley’s termination benefits.

A change in control as defined in such severance agreement occurred on March 5, 2008 as a result of the Shareholder Agreement and as such the agreement will expire three years from this date which is March 5, 2011.

Effective April 15, 2009, the Company entered into a retention agreement with Mr. Conley in which he will receive a retention bonus equal to $200,000 if he continues to be employed by the Company on March 6, 2011.

Other

The GenCorp Foundation matches all employee and Director gifts to accredited, non-profit colleges, universities, secondary and elementary public or private schools located in the United States. Gifts made were matched dollar for dollar up to $3,000 per calendar year per donor.

Tax Deductibility under Section 162(m)

Section 162(m) of the Code imposes limits on the deductibility of certain compensation in excess of $1 million paid to the CEO and other executive officers of public companies. Management and the Organization & Compensation Committee have reviewed the regulations and feel that the current compensation program and policies are appropriate. Depending upon a variety of factors (including Company performance), it is possible for one current executive officer to surpass the $1 million dollar threshold under the executive officer compensation program. In addition, severance payments paid to certain of the former executive officers and which may be paid to one other executive officer in the event of qualified terminations under the executive severance agreements may exceed the $1 million threshold. At this time, the Organization & Compensation Committee believes that accommodating the Internal Revenue Service regulations will not produce material benefits or increases in shareholder value. However, the Organization & Compensation Committee intends to review this issue regularly and may change its position in future years.

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding compensation for each of the Named Executive Officers for fiscal years 2010, 2009 and 2008.

							Non-Equity	Change in
					Stock	Options/SARs	Incentive Plan	Pension	All Other
Name and Principal Position	Year	Salary(1)	Bonus		Awards(2)	Awards(2)	Compensation(3)	Value(4)	Compensation(5)	Total

Executive Officers as of November 30, 2010

Scott J. Seymour(6) President and CEO; President of Aerojet-General Corporation	2010	$495,529	$—		$856,800	$771,513	$845,625	$—	$53,087	$3,022,554

Kathleen E. Redd	2010	324,969	—		—	121,799	206,640	32,662	375	686,445
Vice President, CFO and Secretary(7)	2009	294,308	70,000		43,133	34,286	230,000	73,100	2,600	752,427
	2008	228,533	—		—	25,490	133,000	14,531	10,332	411,886

Richard W. Bregard Deputy to the President	2010	225,890	4,660		82,858	—	146,254	8,490	—	468,152

Chris W. Conley(8)	2010	222,119	—		29,866	17,469	136,064	99,719	1,290	506,527
Vice President, Environmental,	2009	212,328	—		12,033	7,347	148,000	240,190	1,840	621,738
Health & Safety	2008	205,361	—		—	—	106,000	10,645	8,162	330,168

Former Executive Officers as of November 30, 2010

J. Scott Neish	2010	$36,355	$—		$—	$—	$—	$— (9)	$1,330,632	$1,366,987
Interim President and CEO and Vice	2009	350,088	—		—	—	536,000	174,386	19,704	1,080,178
President; and President, Aerojet-General Corporation	2008	340,137	350,000	(10)	—	—	357,000	112,505	29,603	1,189,245

(1)	The amount reported in this column for each Named Executive Officer reflects the dollar amount of base salary earned in each listed fiscal year.

(2)	The amounts reported in these columns for each Named Executive Officer represents the aggregate grant date fair value of awards granted in each of the three years presented. The grant date fair value of stock awards is equal to the closing price of our stock on the date of grant times the number of shares awarded. The grant date fair value of stock options and SARs awards was estimated using the Black-Scholes Model. A discussion of the assumptions used in calculating these values may be found in Note 9(c) in the audited financial statements in the Company’s Annual Report on Form 10-K for fiscal year 2010. The values reported for 2008 and 2009 differ from the values previously reported in our 2009 and 2010 Proxy Statements which reported the amount of compensation costs recognized for financial reporting purposes according to GAAP without the impact of estimated forfeitures. A description of these awards can be found under the section entitled Long-Term Incentives (Equity-Based Compensation) on page 29.

(3)	The amount reported in this column for each Named Executive Officer reflects annual cash incentive compensation, which is based on performance in each listed fiscal year. This annual incentive compensation is discussed further under the section entitled Short-Term Compensation on page 27.

(4)	The amount reported in this column for each Named Executive Officer reflects the aggregate increase in the actuarial present value of their accumulated benefits under all pension plans. The following table shows the measurement dates and discount rates used for each year presented in the table:

		Discount Rate for Qualified	Discount Rate for
Year	Measurement Period	Pension Plan	Pension BRP Plan
2010	December 1, 2009 to November 30, 2010	5.21%	5.34%

2009	September 1, 2008 to November 30, 2009	5.65%	5.60%

2008	September 1, 2007 to August 31, 2008	7.10%	7.05%

The increase in pension value for current Executive Officers in 2010 is due to changes in actuarial assumptions which is primarily the decrease in the discount rate used to measure the present value of benefits accrued up until the freeze date. There was no change to the pension accrual related to service, as each of the Named Executive Officers’ pension benefits were frozen on February 1, 2009.

These amounts were determined using the actuarial assumptions consistent with those used in the Company’s financial statements with the exception of assumed retirement age and the absence of pre-retirement mortality and termination assumptions. A discussion of the assumptions used for financial reporting purposes may be found in Note 6 in the audited financial statements in the Company’s Annual Report on Form 10-K for fiscal year 2010. Information regarding these pension plans is set forth in further detail under the section entitled 2010 Pension Benefits on page 38.

(5)	The amounts reported in this column for each Named Executive Officer include the following for fiscal year 2010:

			Company
			Matching
			Contribution to
		Company	Benefits		Perquisites
		Matching	Restoration	Matching Gift	And Other
		Contribution to	Plan-	by the GenCorp	Personal
Name	Severance	401(k) Plan	Savings Plan	Foundation	Benefits(A)		Total
Executive Officers as of November 30, 2010

Scott J. Seymour	$—	$—	$9,519	$3,000	$40,568	(B)	$53,087

Kathleen E. Redd	—	—	—	375	—		375

Richard W. Bregard	—	—	—	—	—		—

Chris W. Conley	—	—	—	1,290	—		1,290

Former Executive Officers as of November 30, 2010

J. Scott Neish	$1,330,632	$—	$—	$—	$—		$1,330,632

(A)	This column includes items that are accrued or paid by the Company and will be included as compensation to the Named Executive Officer in the year the amounts are paid.

(B)	This amount represents $25,568 for relocation costs and $15,000 for legal fees incurred that were reimbursed to Mr. Seymour.

(6)	Mr. Seymour started his employment with the Company on January 6, 2010.

(7)	Ms. Redd was appointed CFO and Secretary of the Company effective January 21, 2009, and February 11, 2009, respectively. The bonus amount paid to Ms. Redd in 2009 represents a discretionary bonus for 2009 performance as approved by the Organization & Compensation Committee.

(8)	Effective April 15, 2009, the Company entered into a retention agreement with Mr. Conley in which he will receive a retention bonus equal to $200,000 if he continues to be employed by the Company on March 6, 2011.

(9)	The present value of Mr. Neish’s Pension value decreased by $9,849 in fiscal year 2010 due to the assumptions being revised to reflect actual elections since his benefit payout has started versus estimated elections which were used for his 2009 valuation.

(10)	This amount paid to Mr. Neish is in accordance with the letter agreement by and between the Company and Mr. Neish dated March 5, 2008, as part of his appointment to the position of Interim President and CEO and represents a one-time bonus for serving in this capacity.

2010 GRANTS OF PLAN-BASED AWARDS

The following table provides information for each of the Named Executive Officers for fiscal year 2010 annual and long-term incentive award opportunities, including the range of possible payments under non-equity incentive plans.

								Other	All
								Stock	Other
								Awards:	Option
								Number of	Awards:	Exercise	Grant Date
		Estimated Possible Payouts Under			Estimated Future Payouts			Shares of	Number of	or Base	Fair Value
		Non-Equity Incentive Plan			Under Equity Incentive Plan			Stock	Securities	Price of	of Stock and
	Grant	Awards ($)(1)			Awards(#)			or	Underlying	Options/SARs	Option/SARs
Name	Date	Threshold(2)	Target	Maximum	Threshold	Target	Maximum	Units(#)	Options(#)	($/Sh)	Awards
Executive Officers as of November 30, 2010

Scott J. Seymour

Annual Incentive Award		$—	$687,500	$1,203,125

Restricted Stock	01-06-10							120,000			$856,800

Stock Options	01-06-10								100,000	$7.14	415,490	(3)

Stock Options	11-30-10				119,732	239,464	299,330			4.91	356,023	(4)

Kathleen. E. Redd

Annual Incentive Award		—	168,000	294,000

Stock Options	11-30-10				40,962	81,923	102,404			4.91	121,799	(4)

Richard W. Bregard

Annual Incentive Award		—	117,004	204,756

Restricted Stock	11-30-10				4,728	9,455	11,819				36,434	(5)

Restricted Stock	11-30-10							9,455			46,424

Chris W. Conley

Annual Incentive Awards		—	112,450	196,788

Restricted Stock	11-30-10				1,704	3,408	4,260				13,132	(5)

Restricted Stock	11-30-10							3,408			16,733

Stock Options	11-30-10				5,875	11,750	14,688			4.91	17,469	(4)

Former Executive Officers as of November 30, 2010

J. Scott Neish

(1)	Reflects the possible payout amounts of non-equity incentive plan awards that could have been earned in fiscal year 2010. See the Summary Compensation Table on page 34 for the amounts actually earned and paid out in the first quarter of fiscal year 2011.

(2)	If no targets are met the annual incentive award will not be earned.

(3)	The fair value of these stock options was estimated using a Black-Scholes Model with the following weighted average assumptions at the date of grant: Expected life — seven years; Volatility — 54.5%; Risk-free interest rate — 3.28%; Dividend yield — 0.00%.

(4)	As of November 30, 2010, the Company expects 50% of this performance grant to vest. The grant date fair value at 100% vesting would be $712,046 for Mr. Seymour, $243,598 for Ms. Redd, and $34,939 for Mr. Conley based on a Black-Scholes value of $2.9735. The Black-Scholes Model used the following weighted average assumptions at the date of grant: Expected life — seven years; Volatility — 55.7%; Risk-free interest rate — 2.21%; Dividend yield — 0.00%.

(5)	As of November 30, 2010, the Company expects 78.48% of this performance restricted stock grant to vest. The grant date fair value at 100% vesting would be $46,424 for Mr. Bregard, and $16,733 for Mr. Conley.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR END

The following table provides information for each of the Named Executive Officers regarding stock options, SARs, and outstanding stock awards held by the officers as of November 30, 2010.

	Option/SARs Awards					Stock Awards
						Service-Based Equity		Equity Incentive
						Awards		Plan Awards
			Equity
			Incentive					Number of	Market or
			Plan Awards:				Market Value	Unearned	Payout Value
		Number of	Number of			Number of	of Shares	Shares, Units	of Unearned
	Number of	Securities	Securities			Shares or	or Units of	or Other	Shares, Units
	Securities	Underlying	Underlying	Option/		Units of	Stock	Rights That	or Other
	Underlying	Unexercised	Unexercised	SARs	Option/	Stock That	That	Have	Rights That
	Unexercised	Options/SARs	Unearned	Exercise	SARs	Have Not	Have Not	Not	Have Not
	Options/SARs (#)	(#)	Option/SARs	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Year	(#)	($)(1)	(#)	($)(1)
Executive Officers as of November 30, 2010

Scott J. Seymour

Restricted Stock						120,000(2)	$589,200

Stock Options	—	—	239,464 (3)	$4.91	2017
	—	100,000(2)		7.14	2017

Kathleen E. Redd

Restricted Stock								30,000(4)	$147,300

SARs	20,000	—	—	4.25	2018
	1,500	—	—	13.75	2017
	2,560	—	—	13.19	2016
	2,500	—	—	18.71	2015

Stock Options	—	—	81,923 (3)	4.91	2017
	—	—	35,000 (5)	4.54	2019
	2,666	—	—	9.29	2013
	1,333	—	—	10.85	2012

Richard W. Bregard

Restricted Stock								10,000(4)	49,100
								9,455(6)	46,424
						9,455(7)	46,424

SARs	1,500	—	—	13.75	2017
	4,256	—	—	13.19	2016

Stock Options	—	—	10,000 (5)	4.54	2019

Chris W. Conley

Restricted Stock								7,500(4)	36,825
								3,408(6)	16,733
						3,408(7)	16,733

SARs	12,000	—	—	13.75	2017
	13,800			19.34	2016
	2,000			18.51	2015

Stock Options	—	—	11,750 (3)	4.91	2017
	—	—	7,500 (5)	4.54	2019
	5,000	—	—	7.73	2013
	5,000	—	—	15.43	2012
	10,000 (8)			10.44	2011

Former Executive Officers as of November 30, 2010

Scott J. Neish(9)

Restricted Stock						—	$—	—	$—

SARs	30,000	—	—	$13.75	2017
	21,500	—	—	19.34	2016
	5,000	—	—	18.55	2015
	3,500	—	—	18.71	2015

Stock Options	2,200	—	—	9.29	2013

(1)	The market value was calculated by multiplying the number of unvested shares by the closing market price of the Company’s Common Stock of $4.91 on November 30, 2010.

(2)	Mr. Seymour’s unvested time-based stock options and restricted stock vests in one-third increments on January 6th of each year becoming fully vested in 2013. On January 6, 2011, Mr. Seymour vested in 40,000 restricted shares and 33,334 stock options.

(3)	The vesting date for these option awards is January 31, 2013 and will only vest if performance targets are met through November 30, 2012.

(4)	The vesting date for these stock awards is over a 29-month period ending January 2012. These awards will only vest if performance targets are met through November 30, 2011.

(5)	The vesting date for these performance-based stock options is over a 29-month period ending January 2012. These awards will only vest if performance targets are met through November 30, 2011.

(6)	The vesting date for these performance-based stock awards is January 31, 2013 and will only vest if performance targets are met through November 30, 2012.

(7)	The vesting date for these time-based stock awards is November 30, 2013.

(8)	These stock options expired on January 16, 2011.

(9)	Employees 65 years of age or older or 55 years of age or older and with five years of service upon retirement or termination of employment do not forfeit vested stock options or SARs awards. Accordingly, Mr. Neish was over 55 years of age and had over five years of service when he left the Company and therefore did not forfeit his then outstanding shares.

2010 OPTION/SAR EXERCISES AND STOCK VESTED

There were no stock options or SARs exercised and no restricted stock vested for the Named Executive Officers in fiscal year 2010.

2010 PENSION BENEFITS

On November 25, 2008, the Company amended the defined benefit pension and the BRP to freeze future accruals under such plans. Effective February 1, 2009 and July 31, 2009, future benefit accruals for all current employees including the Named Executive Officers and collective bargaining unit employees respectively, were discontinued. No employees lost their previously earned pension benefits.

Qualified Pension Plan

The Qualified Pension Plan is a tax-qualified defined benefit plan covering substantially all salaried and hourly employees hired before the freeze date. In general, normal retirement age is 65, with certain plan provisions allowing for earlier retirement. Before the freeze date, pension benefits were calculated under formulas based on compensation and length of service for salaried employees and under negotiated non-wage based formulas for bargaining unit and hourly employees. Participants will receive the highest benefit calculated under any of the formulas for which they were eligible to participate through the freeze date.

2009 Pension BRP Plan

Total pension benefits for the Named Executive Officers and certain other highly compensated employees were determined under a combination of the 2009 Pension BRP Plan, which is a non-qualified plan, and the Qualified Pension Plan. As set forth above, the Qualified Pension Plan is a qualified pension plan that provides pension benefits for employees, the amount of which is limited under Section 401(a)(17) or 415 of the Code (or any successor provisions). The 2009 Pension BRP Plan restored the pension plan benefits which executives and their beneficiaries would otherwise lose as a result of the limitations under Section 401(a)(17) or 415 of the Code (or any successor provisions). Eligibility to participate in the 2009 Pension BRP Plan was designated by the Organization & Compensation Committee.

The Company funded into a grantor trust an amount equal to the present value of the accrued pension benefits under the 2009 Pension BRP Plan for all participants in such plan as of March 5, 2008. These non-qualified benefits may be paid out of the grantor trust (pre-funded) or the Company’s general assets.

The following table provides information as of November 30, 2010 for each of the Named Executive Officers regarding the actuarial present value of their total accumulated benefit under the Qualified Pension Plan and the 2009 Pension BRP Plan.

			Present Value	Payments
		Number of Years	of Accumulated	During Fiscal
		Credited Service	Benefit	Year 2010
Name	Plan Name	(#)(1)	($)(2)	($)
Executive Officers as of November 30, 2010

Scott J. Seymour	Qualified Pension Plan	—	$—	$—
	2009 Pension BRP Plan	—	—	—

Kathleen E. Redd	Qualified Pension Plan	6.50	179,953	—
	2009 Pension BRP Plan	6.50	47,144	—

Richard W. Bregard	Qualified Pension Plan	4.50	187,180	—
	2009 Pension BRP Plan	4.50	25,797	—

Chris W. Conley	Qualified Pension Plan	26.50	665,014	—
	2009 Pension BRP Plan	26.50	146,008	—

Former Executive Officers as of November 30, 2010

J. Scott Neish	Qualified Pension Plan	6.25	$308,575	$17,627
	2009 Pension BRP Plan	6.25	260,881	4,114

(1)	Credited service under the Qualified Pension Plan and the 2009 Pension BRP Plan is determined for all participants in accordance with such plans and is through February 1, 2009, the freeze date for these plans in which the Company discontinued future benefit accruals for all salaried employees, including the Named Executive Officers. This number is being presented unrounded.

(2)	The amounts reported in this column were calculated based on the accrued benefit as of February 1, 2009, the date benefit accruals were frozen for salaried employees. Present values were calculated assuming no pre-retirement mortality or termination. The values under the Qualified Pension Plan and the 2009 Pension BRP Plan are the actuarial present values as of November 30, 2010 of the benefits earned as of the freeze date and payable at the earliest age eligible for unreduced benefits for the Qualified Pension Plan (the earlier of age 65, or age 62 with 10 years of service) and the current benefit election date on record for the 2009 Pension BRP Plan.

The discount rate assumption is 5.21% for the Qualified Pension Plan and 5.34% for the 2009 Pension BRP Plan. The post-retirement mortality assumption of the two pension plans is RP 2000 no-collar, projected to 2018. In order to determine the change in pension values for the Summary Compensation Table on page 34, the values of the Qualified Pension Plan, the 2009 Pension BRP Plan (for fiscal year 2009), and the Prior Pension BRP (for fiscal year 2008) were calculated as of November 30, 2009 and August 31, 2008 for the benefits earned as of those dates. The discount rate assumption used for the Qualified Pension Plan was 5.65% for fiscal year 2009 and 7.10% for fiscal year 2008. The discount rate assumption used for the 2009 Pension BRP was 5.60% for fiscal year 2009 and 7.05% for the Prior Pension BRP for fiscal year 2008. These were also the assumptions used for financial reporting purposes for fiscal year 2009 and 2008. Other assumptions used to determine the values as of November 30, 2009 and August 31, 2008 were primarily the same as those used as of November 30, 2010. The assumptions reflected in this footnote are the same as the ones used for the Qualified Pension Plan and the 2009 Pension BRP Plan for financial reporting purposes with the exception of assumed retirement age and the absence of pre-retirement mortality and termination assumptions.

2010 NON-QUALIFIED DEFERRED COMPENSATION

Benefits Restoration Plan — 2009 401(k) BRP Plan

The 2009 401(k) BRP Plan is a non-qualified, unfunded plan designed to enable participants to defer their compensation on a pre-tax basis. Under the 2009 401(k) BRP Plan, a select group of employees approved by the Board, elect to defer compensation earned in the current year such as salary and certain other incentive compensation that would otherwise be paid in the current year. Effective January 1, 2009, obligations with respect to benefits that were earned or vested under the Prior Pension BRP after

December 31, 2004, and which related to the restoration of 401(k) benefits which such employees and their beneficiaries would otherwise have lost as a result of Code limitations upon accrual and/or payment of benefits from the GenCorp Retirement Savings Plan, along with all associated earnings, were transferred to, and will be maintained under and paid from the 2009 401(k) BRP Plan. Accordingly, only benefits that are exempt from Section 409A of the Code will be maintained under and paid from the Prior Pension BRP, in accordance with the terms of the Prior Pension BRP.

The Company matches contributions in an amount equal to 100% of the participant’s contribution up to the first 3% of the participant’s eligible compensation and 50% up to the next 3% of the participant’s eligible compensation if the participant has reached the 402(g) limit in the 401(k) Savings Plan. The maximum company match is 4.5%. Participants indicate how they wish their deferred compensation and the company matching contributions to be notionally invested among the same investment options available through the GenCorp Retirement Savings Plan. Non-qualified benefits may be paid out of either the grantor trust (pre-funded) or the Company’s general assets.

The following table provides information for each of the Named Executive Officers regarding aggregate officer and Company contributions and aggregate earnings for fiscal year 2010 and fiscal year-end account balances under the 2009 401(k) BRP Plan.

					Aggregate
	Executive	Company	Aggregate	Aggregate	Balance at
	Contributions in	Contributions in	Earnings in	Withdrawals/	November 30,
	fiscal year 2010	fiscal year 2010	fiscal year 2010	Distributions	2010
Name	($)(1)	($)(2)	($)(3)	($)	($)
Executive Officers as of November 30, 2010

Scott J. Seymour	$120,577	$9,519	$13,734	$—	$143,830

Kathleen E. Redd	—	—	5,505	—	42,827

Richard W. Bregard	—	—	—	—	—

Chris W. Conley	—	—	4,167	—	38,751

Former Executive Officers as of November 30, 2010

J. Scott Neish	$1,347	$—	$6,145	$(268,701)	$—

(1)	The amounts reported in this column reflect compensation earned in fiscal year 2010 and deferred under the 2009 401(k) BRP Plan. These amounts are also included in the “Salary” column in the Summary Compensation Table on page 34.

(2)	The amounts reported in this column reflect company matches under the 2009 401(k) BRP Plan earned in fiscal year 2010. The company match for fiscal year 2010 was not credited to the participant’s accounts until January 2011. These amounts are also included in the “All Other Compensation” column in the Summary Compensation Table on page 34.

(3)	The amounts reported in this column reflect interest credited on account holdings and the change in value of other investment holdings.

Employment Agreements and Indemnity Agreements

On January 6, 2010, the Company entered into an employment agreement with Mr. Seymour to serve as the Company’s President and CEO. Pursuant to his employment agreement, Mr. Seymour will earn an annual base salary of $550,000, and is eligible for an annual incentive based on a target opportunity up to 125% of his annual base salary. On January 6, 2010, Mr. Seymour received 120,000 shares of the Company’s restricted common stock and an option to purchase 100,000 shares of the Company’s common stock (the “Option”). The Option has a per share exercise price equal to the last sales price reported for the Company’s common stock on the NYSE on the date of grant. Mr. Seymour is also eligible to participate in future grants pursuant to the 2009 Incentive Plan and other Company performance incentive plans extended to the senior executives of the Company generally, at levels commensurate with his position. Mr. Seymour’s employment agreement has a five-year term, unless earlier terminated in accordance with its terms. In the event that the Company terminates Mr. Seymour’s employment for Cause or Mr. Seymour resigns other than for Good Reason (as such terms are defined in his employment agreement), the Company’s obligations will generally be limited to paying Mr. Seymour his annual base salary through the termination date. If Mr. Seymour’s employment is terminated at his or the Company’s election at any time due to his death or disability, or for reasons other than Cause or Voluntary Resignation (as defined in his employment agreement), Mr. Seymour will be entitled to receive the benefits described above and severance payments and benefits equal to the following, subject to certain limitations: (i) one year of his annual base salary paid in installments; (ii) an incentive payment based upon the amount of the previous year’s incentive, prorated based on the number of months of the year that Mr. Seymour worked for the Company prior to the termination paid in a lump sum; (iii) immediate vesting of any shares of the Company’s restricted common stock or options that are scheduled to vest within one year of the date of termination of employment and (iv) incentives earned but unpaid with respect to the fiscal year ending on or preceding the date of termination pursuant to the Company’s Annual Incentive Plan.

Also under this employment agreement for a termination in connection with a change in control in which Mr. Seymour’s employment is terminated by the Company without cause or by the executive for good reason within two years following a change in control, Mr. Seymour will be entitled to receive a severance payment and benefits as follows: (i) a lump sum payment equal to two times the sum of his base salary plus the target incentive amount for the year in which the termination takes place; (ii) immediate full vesting of outstanding restricted shares and options; (iii) and payment of any accrued incentive through the date of termination.

On March 5, 2008, prior to the 2008 Annual Meeting, the Board appointed Mr. Neish as Interim President and CEO of the Company until such time as the Board appointed a new CEO and President. As part of that appointment, the Company entered into an agreement with Mr. Neish pursuant to which the Company agreed to pay Mr. Neish a one-time bonus in the amount of $350,000 on the earlier of (i) November 30, 2008, or (ii) the date of the appointment of a new CEO. The Company paid the bonus to Mr. Neish in December 2008. This one-time bonus related to his service as the Interim President and CEO is not considered in compensation payable to Mr. Neish in the event of a qualifying termination of employment.

In addition, the Company agreed that if Mr. Neish leaves the employ of the Company or its subsidiaries on or prior to March 4, 2010, either voluntarily or involuntarily (except with cause), the Company would purchase the condominium owned by Mr. Neish located in Sacramento, California at the then prevailing fair market value if Mr. Neish is unable to sell it on his own. Mr. Neish left the Company effective January 6, 2010 and the condo was purchased by the Company for approximately $800,000.

The Company has entered into indemnification agreements with each of its Directors and the Named Executive Officers with the exception of Mr. Bregard pursuant to which the Company is required to defend and indemnify such individuals if or when they are party or threatened to be made a party to any action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such individual is or was a Director and/or Named Executive Officer of the Company or any of its subsidiaries.

The Company and Messrs. Neish and Conley also entered into executive severance agreements as discussed below. Mr. Neish, left the Company effective January 6, 2010 and was paid his severance six months after his termination date.

Potential Payments upon Termination of Employment or Change in Control

Termination Benefits for Scott J. Seymour

According to the employment agreement entered into between the Company and Mr. Seymour as discussed in the section above, in the event that the Company terminates Mr. Seymour’s employment for Cause or Mr. Seymour resigns other than for Good Reason (as such terms are defined in his employment agreement), the Company’s obligations will generally be limited to paying Mr. Seymour his annual base salary through the termination date. If Mr. Seymour’s employment is terminated at his or the Company’s election at any time due to his death or disability, or for reasons other than Cause or Voluntary Resignation (as defined in his employment agreement), Mr. Seymour will be entitled to receive severance payments and benefits equal to the following, subject to certain limitations: (i) one year of his annual base salary paid in installments; (ii) an incentive payment based upon the amount of the previous year’s incentive, prorated based on the number of months of the year that Mr. Seymour worked for the Company prior to the termination paid in a lump sum; (iii) immediate vesting of any shares of the Company’s restricted common stock and options that are scheduled to vest within one year of the date of termination of employment and (iv) incentives earned but unpaid with respect to the fiscal year ending on or preceding the date of termination pursuant to the Company’s Annual Incentive Plan.

Also under this employment agreement for a termination in connection with a change in control in which Mr. Seymour’s employment is terminated by the Company without cause or by the executive for good reason within two years following a change in control, Mr. Seymour will be entitled to receive a severance payment and benefits as follows: (i) a lump sum payment equal to two times the sum of his base salary plus the target incentive amount for the year in which the termination takes place; (ii) immediate full vesting of outstanding restricted shares and options; (iii) and payment of any accrued incentive through the date of termination.

Mr. Seymour’s employment agreement has a five year term beginning January 6, 2010.

Termination Benefits for Other Named Executive Officers

Consistent with the severance plan for all of the Company’s non-collectively bargained employees, in the event of a termination for other than cause, Ms. Redd and Mr. Bregard would receive one week’s pay for each full or partial year of service with a minimum of two weeks’ pay and a maximum of 26 weeks’ pay. Ms. Redd and Mr. Bregard would also be eligible for all health benefits and life insurance coverage for three months. Four weeks of additional pay and eligibility to participate in medical and dental coverage for an additional three months may be granted if a release is executed.

Termination Benefits for Chris W. Conley

Under the severance agreement into which the Company entered with Mr. Conley, a severance payment will become due if a change in control occurs and if the executive’s employment is terminated within three years of the change in control by: (1) the Company, for any reason other than death, disability or cause, or (2) the executive, following the occurrence of one or more of the following events: (i) failure to elect, reelect or maintain the executive in office or substantially equivalent office, (ii) a significant adverse change in the nature or scope of authority or duties or reduction in base pay, incentive opportunity or employee benefits, (iii) a change in circumstances following a change in control, including, without limitation, a change in scope of business or activities for which the executive was responsible prior to the change in control, (iv) the liquidation, dissolution, merger, consolidation, reorganization or transfer of substantially all of the business or assets of the Company, (v) the relocation of principal work location in excess of 30 miles, or (vi) any material breach of the agreement by the Company.

The severance payment due to Mr. Conley in the above scenario would be equal to base salary plus incentive multiplied by a factor of two, plus the following: (i) the continuation of health benefits and life insurance coverage for 24 months, (ii) payment of $15,000 for financial counseling, (iii) payment of the amount required to cover excise taxes imposed (including any income or payroll taxes on this amount) under Section 4999 of the Code, if any, (iv) payment of costs associated with outplacement services up to 20% of the officer’s base salary within 12 months of the executive’s termination date, and (v) payment of reasonable legal fees and expenses incurred when the officer is involved in a dispute while seeking to enforce the benefits and rights provided by the agreement. All of these items will be treated as income to the employee for W-2 purposes except for the reimbursement of legal fees incurred and outplacement services.

For purposes of computing Mr. Conley’s severance payment under the severance agreement, base salary is the highest annual salary in effect for any period prior to the termination date following the change in control, and the incentive amount is the greater of (1) the average of the annual incentive under the Company’s annual incentive compensation program made or to be made to Mr. Conley in regard to services rendered in any fiscal year during the three fiscal years immediately preceding the change in control, or (2) 75% of Mr. Conley’s maximum incentive opportunity under the Company’s annual incentive compensation plan for the fiscal year in which the change in control occurs. No other incentive pay or bonuses are included in the computation of Mr. Conley’s termination benefits.

A change in control as defined in such severance agreement occurred on March 5, 2008 as a result of the Shareholder Agreement and as such the agreement will expire three years from this date which is March 5, 2011. After this date, Mr. Conley’s termination benefits will be the same as described in the above section Termination Benefits for Other Named Executive Officers. Mr. Neish was party to a similar severance agreement and on January 6, 2010, Mr. Neish left the Company and his severance payments and other benefits in accordance with the terms of his executive severance agreements were paid six months after this date.

Treatment of Equity Awards

Equity awards made to employees including the Named Executive Officers generally provide for the immediate accelerated vesting of the award, including stock options, performance-based stock options, SARs, time-based restricted stock and performance-based restricted stock (regardless of whether or not the performance target is ultimately met) upon a change in control of the Company regardless of whether a termination occurs.

Estimated Cost of Termination Benefits

The amounts of estimated incremental compensation and benefits payable to the Named Executive Officers assuming a qualifying termination of employment as of November 30, 2010, are shown in the following table.

		Health and
		Welfare
	Cash	Benefit	Financial	Outplacement
Name	Severance	Continuation	Counseling	Services	Total
Scott J. Seymour Termination without Cause	$2,083,125	$1,741	$—	$—	$2,084,866

Scott J. Seymour Termination with Change in Control	3,162,500	1,741	—	—	3,164,241

Kathleen E. Redd	84,000	8,808	—	—	92,808

Richard W. Bregard	45,001	6,039	—	—	51,040

Chris W. Conley through March 5, 2011	621,407	34,445	15,000	44,980	715,832

Chris W. Conley subsequent to March 5, 2011	129,750	8,395	—	—	138,145

While the severance agreement for Mr. Conley provides for a gross up to the executive by the Company for any excise tax imposed by Section 4999 of the Code, by reason of being considered “contingent on a change in ownership or control” of the Company, within the meaning of Section 280G of the Code, the Company does not believe that the Shareholder Agreement which resulted in the 2008 Change in Control constitutes a “change in control” as defined in the Section 280G of the Code. There are no other scenarios other than what is discussed in this section in which a Named Executive Officer would get benefits above and beyond normal employee policy.

Security Ownership of Certain Beneficial Owners

The Company believes that the following table is an accurate representation of beneficial owners of more than 5% of the 59,255,067 shares of the Common Stock outstanding as of February 1, 2011. The table is based on reports of Schedule 13D and Schedule 13G filed with the SEC on or prior to February 11, 2011.

	Amount and Nature of		Percent
Beneficial Owner	Beneficial Ownership		of Class
GAMCO Investors, Inc.	8,575,486	(1)	14.5%
One Corporate Center Rye, NY 10580

GenCorp Retirement Savings Plans	4,176,695	(2)	7.0%
c/o Fidelity Management Trust Company 82 Devonshire Street Boston, MA 02109

Steel Partners II, L.P.	4,055,737	(3)	6.8%
590 Madison Avenue 32nd Floor New York, NY 10022

BlackRock, Inc.	4,830,633	(4)	8.2%
40 East 52nd Street New York, NY 10022

Franklin Mutual Advisers, LLC	3,331,352	(5)	5.6%
101 John F. Kennedy Parkway Short Hills, CA 07078

The Vanguard Group, Inc.	3,234,672	(6)	5.5%
100 Vanguard Boulevard Malvern, PA 19355

(1)	Includes shares beneficially owned by Mario J. Gabelli and various affiliated entities, including Gabelli Funds, LLC, GAMCO Asset Management Inc., Teton Advisors, Inc., GGCP, Inc., and GAMCO Investors, Inc. Gabelli Funds, LLC reported sole voting power and sole dispositive power with respect to 3,112,073 shares. GAMCO Asset Management Inc. reported sole voting power with respect to 4,575,213 shares and sole dispositive power with respect to 4,668,213 shares. Teton Advisors, Inc. reported sole voting power and sole dispositive power with respect to 775,200 shares. GGCP, Inc. reported sole voting power and sole dispositive power with respect to 20,000 shares. GAMCO Investors, Inc. reported sole voting power and sole dispositive power with respect to 0 shares. Includes 622,140 shares with respect to which the reporting persons have the right to acquire beneficial ownership upon conversion of the Company’s 4.0625% and 2.250% convertible subordinated debentures. All of the foregoing information is according to Amendment No. 49 to a Schedule 13D dated October 26, 2010 and filed with the SEC on October 26, 2010.

(2)	Shares held as of December 31, 2010 by Fidelity Management Trust Company, the Trustee for the GenCorp Retirement Savings Plan.

(3)	Includes shares beneficially owned by Messrs. Lichtenstein and Henderson and various affiliated entities, including SPII, SPH, and Steel Partners, each of which (other than Mr. Henderson) reported shared voting power and shared dispositive power with respect to such shares. All of the foregoing information is according to Amendment No. 19 to a Schedule 13D dated February 18, 2010 and filed with the SEC on February 19, 2010. As noted in the table entitled Security Ownership of Officers and Directors on page 22, Mr. Lichtenstein beneficially owns an additional 42,537 shares of stock of the Company and Mr. Henderson beneficially owns an additional 68,245 shares of stock of the Company, both awarded to them in their capacity as Director of the Company.

(4)	BlackRock, Inc. reported sole voting power and sole dispositive power with respect to the 4,830,633 shares. All of the foregoing information is according to Amendment No. 1 to a Schedule 13G dated January 21, 2011 and filed with the SEC on February 4, 2011.

(5)	Includes shares beneficially owned by one or more open-end investment companies or other managed accounts which, pursuant to investment management contracts, which are managed by Franklin Mutual Advisers, LLC (“FMA”), an indirect wholly owned subsidiary of Franklin Resources, Inc. FMA reported sole voting power and sole dispositive power with respect to such shares pursuant to such investment management contracts. All of the foregoing information is according to Amendment No. 2 to Schedule 13G dated January 15, 2010 and filed with the SEC on January 22, 2010.

(6)	Includes shares beneficially owned by The Vanguard Group, Inc., which reported sole voting power with respect to 105,305 shares, sole dispositive power with respect to 3,129,367 shares and shared dispositive power with respect to 105,305 shares. Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 105,305 shares as a result of its serving as investment manager of collective trust accounts. VFTC directs the voting of these shares. All of the foregoing information is according to a Schedule 13G dated February 9, 2011 and filed with the SEC on February 10, 2011.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s Directors and certain officers and persons who own more than 10% of the outstanding Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. The SEC also requires such persons to furnish the Company with copies of the Forms 3, 4 and 5 they file. Based solely on our review of the copies of such forms that the Company has received, the Company believes that all of its Directors, executive officers and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal year 2010 with one exception. Pursuant to the new Director Compensation Program, if a Director elects to receive common stock in lieu of at least 50% of his cash compensation, the Company will grant restricted shares equal in value to 50% of the amount of cash compensation he elects to receive in common stock. Due to an administrative oversight, Mr. Henderson’s Form 4 to report this transaction was due to be filed by April 19, 2010 with the SEC, but was not filed until April 20, 2010.

PROPOSAL 2
APPROVAL OF AN AMENDMENT TO THE GENCORP AMENDED AND RESTATED 2009 EQUITY
AND PERFORMANCE INCENTIVE PLAN TO ELIMINATE THE LIMITATION ON THE NUMBER
OF SHARES AVAILABLE TO BE ISSUED AS FULL VALUE AWARDS

On March 25, 2009, the Company’s shareholders approved the adoption of the GenCorp 2009 Equity and Performance Incentive Plan and on March 24, 2010, the Company’s shareholders approved the adoption of the GenCorp Amended and Restated 2009 Equity and Performance Incentive Plan (referred to in this section of the Proxy Statement as the “Plan”). The Plan allows for the issuance of up to 2,000,000 shares of GenCorp common stock for award grants. The Plan provides equity-based compensation through the grant of cash-based awards, nonqualified stock options, incentive stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance shares, performance units and other stock-based awards. On January 26, 2011, the Board, upon the recommendation and approval of the Organization & Compensation Committee (referred to in this section of the Proxy Statement as the “Compensation Committee”) approved certain amendments, effective January 26, 2011, to the Plan. The January 2011 amendment did not require prior shareholder approval.

The Company’s shareholders are now being asked to approve an amendment to the Plan to eliminate the limitation on the number of shares of GenCorp common stock that the Company may issue as the maximum award limits for Full Value Awards under the Plan. A Full Value Award is any type of Award authorized by the Plan, other than options and SARs, which is settled by the issuance of shares (currently set at 1,000,000 shares of GenCorp common stock).

The Company believes that the limitation on the number of shares available for Full Value Awards should be eliminated to accommodate changes in Director compensation that may provide for more stock-based awards than cash-based awards. For this purpose, subject to the approval of shareholders, the Board adopted the amendment to the Plan on January 26, 2011. If shareholders do not approve the amendment to the Plan, the Plan will remain in place in accordance with its terms prior to such amendment.

A copy of the revised Plan is attached to this Proxy Statement as Exhibit A, and a summary of the Plan is set forth below. The summary is qualified in its entirety by reference to the Plan.

Other than the proposed amendment to the Plan to eliminate the limitation on the maximum number of shares available for Full Value Awards, there have been no other material changes to the Plan which would require prior shareholder approval.

Summary of the Plan

Purpose of the Plan.  The Plan is intended as an incentive to attract, motivate, and retain employees and Directors upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company and create value for shareholders.

Administration of the Plan.  The Plan is to be administered by the Compensation Committee consisting of two or more directors who are “non-employee directors” within the meaning of Rule 16b-3 and, “outside directors” within the meaning of Section 162(m) of the Code. In the event that for any reason the Compensation Committee is unable to act or if the Compensation Committee at the time of any grant, award or other acquisition under the Plan does not consist of two or more “non-employee directors,” or if there is no such committee, then the Plan will be administered by the Board.

Subject to the other provisions of the Plan, the Compensation Committee will have the authority, in its discretion: (i) to grant cash-based awards, nonqualified stock options, incentive stock options, SARs, restricted stock, restricted stock units, performance shares, performance units and other stock-based awards, all of which are referred to collectively as “Awards”; (ii) to determine the terms and conditions of each Award granted (which need not be identical); (iii) to interpret the Plan and all Awards granted thereunder; and (iv) to make all other determinations necessary or advisable for the administration of the Plan.

Eligibility.  The persons eligible for participation in the Plan as recipients of Awards include employees and Directors to the Company or any subsidiary or affiliate of the Company. Approximately 200 individuals are currently eligible to participate in the Plan. In selecting participants, and determining the number of shares of Common Stock covered by each Award, the Compensation Committee may consider any factors that it deems relevant.

Shares Subject to the Plan.  Subject to the conditions outlined below, the total number of shares of Common Stock which may be issued pursuant to Awards granted under the Plan may not exceed 2,000,000 shares of Common Stock. The Plan provides for annual limits on the size of Awards for any particular participant.

In the event of certain corporate events or transactions (including, but not limited to, the sale of all, or substantially all, of the assets of the Company or a change in the shares of the Company or the capitalization of the Company), the Compensation Committee, in its sole discretion, in order to prevent dilution or enlargement of a participant’s rights under the Plan, shall substitute or adjust, as applicable, the number and kind of shares of Common Stock that may be issued under the Plan or under particular forms of Awards, the number and kind of shares of Common Stock subject to outstanding Awards, the option price or grant price applicable to outstanding Awards, the annual Award limits, and other value determinations applicable to outstanding Awards.

Options.  An option granted under the Plan is designated at the time of grant as either an incentive stock option or as a non-qualified stock option. Upon the grant of an option to purchase shares of Common Stock, the Compensation Committee will specify the option price, the maximum duration of the option, the number of shares of Common Stock to which the option pertains, the conditions upon which an option shall become vested and exercisable, and such other provisions as the Compensation Committee shall determine which are not inconsistent with the terms of the Plan. The purchase price of each share of Common Stock purchasable under an option will be determined by the Compensation Committee at the time of grant, but may not be less than 100% of the fair market value of such share of Common Stock on the date the option is granted, provided, however, that an option granted outside the United States to a person who is a non-U.S. taxpayer may be granted with an option price less than the fair market value of the underlying shares on the date of grant if necessary to utilize a locally available tax advantage. No option shall be exercisable later than the seventh anniversary date of its grant, provided, that for options granted to participants outside the United States who are non-U.S. taxpayers, the Compensation Committee has the authority to grant options that have a term greater than seven years.

SARs.  SARs will be exercisable at such time or times and subject to such terms and conditions as determined by the Compensation Committee. The term of SARs granted under the Plan shall be determined by the Compensation Committee, in its sole discretion, and except as determined otherwise by the Compensation Committee, no stock appreciation right shall be exercisable later than the seventh anniversary date of its grant, provided, however, that for SARs granted to participants who are non-U.S. taxpayers, the Compensation Committee has the authority to grant SARs that have a term greater than seven years.

Restricted Stock and Restricted Stock Units.  Shares of restricted stock and/or restricted stock units may be granted under the Plan aside from, or in association with, any other Award and will be subject to certain conditions and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Compensation Committee deems desirable. Except with respect to a maximum of 5% of the shares authorized under the Plan or as otherwise provided in the Plan, any Awards of restricted stock and/or restricted stock units which vest on the basis of the participant’s continued employment with or provision of service to the Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three year period and any Awards of restricted stock and/or restricted stock units which vest upon the attainment of performance goals shall provide for a performance period of at least 12 months.

Performance Units/Performance Shares.  Subject to the terms and provisions of the Plan, the Compensation Committee, at any time and from time to time, may grant performance units and/or performance shares to participants in such amounts and upon such terms as the Compensation Committee shall determine. Each performance unit shall have an initial value that is established by the Compensation Committee at the time of grant. Each performance share shall have an initial value equal to the fair market value of a share of Common Stock on the date of grant. The Compensation Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of performance units/performance shares that will be paid out to the participant.

Cash-Based Awards and Other Stock-Based Awards.  Subject to the provisions of the Plan, the Compensation Committee may grant cash-based awards or other types of equity-based or equity-related awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted shares of Common Stock) in such amounts and subject to such terms and conditions, as the Compensation Committee shall determine. Such Awards may involve the transfer of actual shares of Common Stock to participants, or payment in cash or otherwise of amounts based on the value of shares of Common Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States. Each cash-based award shall specify a payment amount or payment range as determined by the Compensation Committee. Each other stock-based award shall be expressed in terms of shares of Common Stock or units based on shares of Common Stock, as determined by the Compensation Committee.

Restrictions on Transferability.  The Awards granted under the Plan are not transferable and may be exercised solely by a participant during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution or as otherwise required by law. Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Award contrary to the provisions set forth in the Plan will be void and ineffective and will give no right to the purported transferee.

Change in Control.  The Compensation Committee may provide for the acceleration of the vesting and exercisability of outstanding options, vesting of restricted stock and restricted stock units and earlier exercise of Freestanding SARs, in the event of a Change in Control of the Company.

Termination of the Plan.  Unless sooner terminated as provided therein, the Plan shall terminate ten years from the date the Plan is approved by shareholders.

Amendments to the Plan.  The Compensation Committee may at any time alter, amend, modify, suspend, or terminate the Plan and any evidence of Award in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders, options issued under the Plan to any individual will not be repriced, replaced, or regranted through cancellation, and no amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

Federal Income Tax Consequences

Incentive Options.  Options that are granted under the Plan and that are intended to qualify as incentive stock options must comply with the requirements of Section 422 of the Code. An option holder is not taxed upon the grant or exercise of an incentive stock option; however, the difference between the fair market value of the shares of Common Stock on the exercise date and the exercise price will be an item of adjustment for purposes of the alternative minimum tax. If an option holder holds shares of Common Stock acquired upon the exercise of an incentive stock option for at least two years following the date of the grant of the option and at least one year following the exercise of the option, the option holder’s gain, if any, upon a subsequent disposition of such shares will be treated as long-term capital gain for federal income tax purposes. The measure of the gain is the difference between the proceeds received on disposition and the option holder’s basis in the shares (which generally would equal the exercise price). If the option holder disposes of shares of Common Stock acquired pursuant to exercise of an incentive stock option before satisfying the one-and-two year holding periods described above, the option holder may recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the option holder’s adjusted basis in the shares (generally the option exercise price); or (ii) the difference between the fair market value of the shares on the exercise date and the option price. The balance of the consideration received on such disposition will be long-term capital gain if the shares had been held for at least one year following exercise of the incentive stock option.

The Company is not entitled to an income tax deduction on the grant or the exercise of an incentive stock option or on the option holder’s disposition of the shares of Common Stock after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will generally be entitled to an income tax deduction in the year the option holder disposes of the shares, in an amount equal to the ordinary income recognized by the option holder.

Nonqualified Options.  In the case of a non-qualified stock option, an option holder is not taxed on the grant of such option. Upon exercise, however, the participant recognizes ordinary income equal to the difference between the option price and the fair market value of the shares of Common Stock on the date of the exercise. The Company is generally entitled to an income tax deduction in the year of exercise in the amount of the ordinary income recognized by the option holder. Any gain on subsequent disposition of the shares of Common Stock is long-term capital gain if the shares are held for at least one year following the exercise. The Company does not receive an income tax deduction for this gain.

SARs.  No taxable income will be recognized by an option holder upon receipt of a stock appreciation right and the Company will not be entitled to a tax deduction upon the grant of such right.

Upon the exercise of a stock appreciation right, the holder will include in taxable income, for federal income tax purposes, the fair market value of the cash and other property received with respect to the stock appreciation right and the Company will generally be entitled to a corresponding tax deduction.

Other Awards.  A recipient of restricted stock, restricted stock units, performance shares and performance units will not have taxable income upon grant, but will have ordinary income at the time of vesting. The amount of income will equal the fair market value on the vesting date of the shares and/or cash received minus the amount, if any, paid by the recipient. A recipient of restricted stock may instead, however, elect to be taxed at the time of grant. The Company will generally be entitled to an income tax deduction for the taxable year for which the recipient includes the amount in income.

The Plan is intended to satisfy the performance-based compensation exception to the limitation on the Company’s tax deductions imposed by Section 162(m) of the Code with respect to those grants for which such qualification as available and for which such exception is intended. The Plan is designed so that all awards are either exempt from Section 409A of the Code or will satisfy Section 409A of the Code.

Aggregate Past Grants Under the Plan

As of February 1, 2011, awards covering 1,544,972 shares of GenCorp common stock had been granted under the Plan. This number of shares includes shares subject to awards that expired or terminated without having been exercised or paid and became available for new award grants under the Plan. The following table shows information regarding the distribution of those awards among the persons and groups identified below, option exercises and restricted stock and restricted stock vesting prior to that date, and any option, unvested restricted stock and restricted stock holdings as of that date.

	Number of Shares		Number of Shares	Number of Shares
	Underlying Stock		Underlying	Underlying Full
Name and Principal Position	Options		SARs(1)	Value Awards
Scott J. Seymour
President and CEO of the Company and President of Aerojet	399,330		—	120,000

Kathleen E. Redd
Vice President, CFO and Secretary	111,154	(2)	—	7,500	(2)

Richard W. Bregard
Deputy to the President	2,500	(2)	—	23,774	(2)

Chris W. Conley
Vice President, Environmental, Health & Safety	16,563	(2)	—	9,543	(2)

Total for all current Executive Officers (including the Named Executive Officers identified above)	529,547	(3)	—	160,817	(3)

Non-Executive Director Group			281,810	272,525

All employees, including all current officers who are not executive officers, as a group	72,851	(4)	—	227,422	(4)

(1)	These SARs awards are settled in cash.

(2)	Includes potential awards which, if approved by the Compensation Committee, that could not be fully awarded under the 1999 GenCorp Inc. Equity and Performance Incentive Plan because of any numerical limit on awards set forth thereunder.

(3)	Includes potential awards which, if approved by the Compensation Committee, that could not be fully awarded under the 1999 GenCorp Inc. Equity and Performance Incentive Plan because of any numerical limit on awards set forth thereunder amounting to 13,125 shares for stock options and 11,875 for restricted stock.

(4)	Includes potential awards which, if approved by the Compensation Committee, that could not be fully awarded under the 1999 GenCorp Inc. Equity and Performance Incentive Plan because of any numerical limit on awards set forth thereunder amounting to 32,072 shares for stock options and 19,469 for restricted stock.

New Plan Benefits

Awards under the Plan will be granted at the discretion of the Compensation Committee and, accordingly, are not yet determinable. In addition, benefits under the Plan will depend on a number of factors, including the fair market value of the Company’s common stock on future dates, and actual Company performance against performance goals established with respect to performance awards, among other things. Consequently, it is not possible to determine the exact benefits or number of shares subject to awards that may be granted in the future to persons eligible for participation in the Plan.

As of February 1, 2011, the fair market value of a share of the Company’s common stock was $5.16.

Vote Required and Board Recommendation

The affirmative vote of the holders of at least a majority of the votes cast at the Annual Meeting is necessary to approve this proposal. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote.

The Board unanimously recommends a vote FOR the amendment to the GenCorp Inc. 2009 Equity and Performance Incentive Plan.

PROPOSAL 3
ADVISORY VOTE ON GENCORP’S EXECUTIVE COMPENSATION PROGRAM

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables shareholders to vote to approve, on an advisory, non-binding basis, the compensation of the named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

As described in the Compensation Discussion and Analysis, the Company’s executive compensation program is designed to support our business goals and promote both short-term and long-term growth and directly link pay to performance. The compensation program for executive officers has historically consisted of the following principal elements: short-term compensation, including base salaries and annual cash incentive awards; long-term compensation equity incentive awards, including restricted stock, stock options and cash-settled SARs; and in-service and post-retirement/employment benefits.

We are asking shareholders to indicate their support for the compensation of the executive officers named in the “Summary Compensation Table” included in this Proxy Statement (referred to as the “Named Executive Officers”). This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to express their views on the Named Executive Officers’ compensation. Accordingly, we will ask shareholders to vote “FOR” the following resolution at the Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. The Board of Directors and the Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The approval of this resolution requires the affirmative vote of a majority of the votes cast at the Meeting. While this vote is required by law, it will neither be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board.

The Board unanimously recommends a vote FOR the advisory approval of GenCorp’s Executive Compensation Program.

PROPOSAL 4
ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON GENCORP’S
EXECUTIVE COMPENSATION PROGRAM

The Dodd-Frank Act also enables shareholders to indicate how frequently we should seek an advisory vote on the compensation of the Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as relates to Proposal 3 included elsewhere in this Proxy Statement. By voting on this Proposal, shareholders may indicate whether they would prefer an advisory vote on Named Executive Officer compensation once every one, two, or three years.

After careful consideration of this Proposal, the Board of Directors has determined that an advisory vote on executive compensation that occurs every year, or annually, is the most appropriate alternative for the Company, and therefore the Board of Directors recommends that you vote for an annual interval for the advisory vote on executive compensation. We believe that an annual vote allows for input from shareholders on the most frequent basis. As such, an annual vote would likely foster more robust dialogue between the Board of Directors and our shareholders.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to this Proposal. The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board may decide that it is in the best interests of shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

The Board unanimously recommends a vote FOR ONE YEAR on the frequency of the advisory vote on GenCorp’s Executive Compensation Program.

PROPOSAL 5
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed PwC, an independent registered public accounting firm, to serve as the Company’s independent auditors for fiscal year 2011. The Audit Committee is submitting Proposal 5 to shareholders for ratification as a corporate governance practice. Ultimately, the Audit Committee retains full discretion and will make all determinations with respect to the appointment of the independent auditors, whether or not the Company’s shareholders ratify the appointment.

Representatives of PwC are expected to be present at the Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so and respond to appropriate questions.

The affirmative vote of the holders of at least a majority of the votes cast at the Annual Meeting is necessary to approve Proposal 5, the ratification of the appointment of the Company’s independent auditors. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote on Proposal 5. The persons named in the accompanying form of proxy intend to vote such proxies to ratify the appointment of PwC unless a contrary choice is indicated.

The Board unanimously recommends a vote FOR the ratification of the appointment of PwC as the Company’s independent auditors for fiscal year 2011.

Audit Fees

Audit fees billed for professional services rendered by them for the audit of the Company’s annual financial statements, the review of financial statements included in the Company’s quarterly reports on Form 10-Q, or services that are normally provided in connection with statutory audits were:

	Fiscal Year Ended
	2010	2009
	In Thousands

Audit fees	$2,747	$2,659

Audit-Related Fees

Audit related fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, and are not reported under “Audit Fees” above were:

	Fiscal Year Ended
	2010	2009
	In Thousands

Audit-related fees	$100	$75

Audit-related fees consisted primarily of reviews of the Company’s Proxy Statement.

Tax Fees

Tax fees billed for professional services rendered by them for tax compliance, tax advice and tax planning were:

	Fiscal Year Ended
	2010	2009
	In Thousands

Tax fees	$61	$71

All Other Fees

All other fees billed for products and services provided by them, other than those reported under “Audit Fees,” “Audit-Related Fees” and “Tax Fees,” were:

	Fiscal Year Ended
	2010	2009
	In Thousands

All other fees	$6	$9

Audit fees relating to audits of the Company’s Pension Plan are not included in the above amounts as they are paid out of the assets of the Pension Plan.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Company’s Independent Auditors

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditors.

Prior to engagement of the independent auditors for the next year’s audit, management will submit an aggregate of services expected to be rendered during the year for Audit, Audit-Related, Tax and Other Fees for approval. Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditors and management to report actual fees versus the budget periodically throughout the year by category of service. During the fiscal year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditors.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. None of the services described above was approved by the Audit Committee under the de minimus exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

Other Business

As of the time this Proxy Statement was printed, the Company was unaware of any proposals to be presented for consideration at the Annual Meeting other than those set forth herein, but, if other matters do properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy pursuant to discretionary authority conferred thereby, to vote the proxy in accordance with their best judgment on such matters.

Submission of Shareholder Proposals

Shareholders who intend to have their proposals considered for inclusion in the Company’s proxy materials related to the 2012 annual meeting of shareholders must submit their proposals to the Company no later than October 21, 2011. Shareholders who intend to present a proposal at the 2012 annual meeting of shareholders without inclusion of that proposal in the Company’s proxy materials are required to provide notice of their proposal to the Company no later than January 4, 2012. The Company’s Proxy Statement for the 2012 annual meeting of shareholders will grant authority to the persons named in the proxy card to exercise their voting discretion with respect to any proposal of which the Company does not receive notice by January 4, 2012. All proposals for inclusion in the Company’s proxy materials and notices of proposals should be sent to Chairman of the Corporate Governance & Nominating Committee, c/o Secretary, GenCorp Inc., P.O. Box 537012, Sacramento, CA 95853-7012 (overnight courier — Highway 50 & Aerojet Road, Rancho Cordova, CA 95742).

It is important that proxies be voted promptly; therefore, shareholders who do not expect to attend in person are urged to vote by either (a) using the toll-free telephone number shown on your proxy card, (b) casting your vote electronically at the web site listed on your proxy card, or (c) if you have requested a full set of proxy materials to be sent to you, completing, signing, dating and promptly returning the accompanying proxy card in the enclosed envelope, which requires no postage if mailed in the United States.

By Order of the Board of Directors,

/s/  KATHLEEN E. REDD
Vice President,
Chief Financial Officer
and Secretary

February 17, 2011

EXHIBIT A

GenCorp Inc.
Amended and Restated 2009 Equity and Performance Incentive Plan

ARTICLE 1.

Establishment, Purpose, and Duration

1.1  Establishment.  GenCorp Inc., an Ohio corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the 2009 Equity and Performance Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.

The Plan permits the grant of Cash-Based Awards, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards.

The Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2  Purpose of the Plan.  The purpose of the Plan is to promote the interests of the Company and its shareholders by strengthening the Company’s ability to attract, motivate, and retain Employees and Directors upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company and create value for shareholders.

1.3  Duration of the Plan.  Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

ARTICLE 2.

Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1  “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the General Rules and Regulations of the Exchange Act.

2.2  “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3  “Award” means, individually or collectively, a grant under this Plan of Cash-Based Awards, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Other Stock-Based Awards, in each case subject to the terms of this Plan. Awards shall also include, if approved by the Committee, any Nonqualified Stock Options, Incentive Stock Options, or Performance Shares that could not be fully awarded under the 1999 GenCorp Inc. Equity and Performance Incentive Plan because of any numerical limit on Awards set forth thereunder.

2.4  “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 promulgated under the General Rules and Regulations under the Exchange Act.

2.5  “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6  “Cash-Based Award” means an Award granted to a Participant as described in Article 10.

2.7  “Change in Control” means a Change in Control as defined in Article 15.

2.8  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.9.  “Committee” means the Organization and Compensation Committee of the Board, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. The Committee shall consist of two or more directors who are Nonemployee Directors and “Outside Directors” (as such term is defined in Section 162(m) of the Code).

2.10  “Company” means GenCorp Inc., an Ohio corporation, and any successor thereto as provided in Article 18 herein.

2.11  “Consolidated Operating Earnings” means the consolidated earnings before income taxes of the Company, computed in accordance with generally accepted accounting principles, but shall exclude the effects of Extraordinary Items.

2.12  “Covered Employee” means a Participant who is a “covered employee,” as defined in Section 162(m) of the Code and the regulations promulgated under Section 162(m) of the Code, or any successor statute.

2.13  “Director” means a member of the Board of Directors of the Company and/or any of its Affiliates and/or Subsidiaries.

2.14  “Effective Date” has the meaning set forth in Section 1.1.

2.15  “Employee” means any employee of the Company, its Affiliates and/or Subsidiaries.

2.16  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.17  “Extraordinary Items” means (i) extraordinary, unusual and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting regulations or laws; or (iv) the effect of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes, or Management Discussion and Analysis section of the Company’s annual report.

2.18  “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Evidence of Award may be in any electronic medium, may be limited to a notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant.

2.19  “Fair Market Value” or “FMV” means the last sales price reported for the Shares on the applicable date as reported on the principal national securities exchange in the United States on which it is then traded or The NASDAQ Stock Market (if the Shares are so listed), or, if not so listed, the mean between the closing bid and asked prices of publicly traded Shares in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code. If, however, the required accounting standards used to account for equity Awards granted to Participants are substantially modified subsequent to the Effective Date of the Plan such that fair value accounting for such Awards becomes required, the Committee shall have the ability to determine an Award’s FMV based on the relevant facts and circumstances.

2.20  “Full Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Shares.

2.21  “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7.

2.22  “Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.23  “Incentive Stock Option” means an Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

2.24  “Insider” shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.25  “Net Income” means the consolidated net income before taxes for the Plan Year, as reported in the Company’s annual report to shareholders or as otherwise reported to shareholders.

2.26  “Nonemployee Director” has the same meaning set forth in Rule 16b-3 promulgated under the Exchange Act, or any successor definition adopted by the United States Securities and Exchange Commission.

2.27  “Nonqualified Stock Option” means an Option that is not intended to meet the requirements of Section 422 of the Code, or that otherwise does not meet such requirements.

2.28  “Operating Cash Flow” means cash flow from operating activities as defined in Statement of Financial Accounting Standards Number 95, Statement of Cash Flows.

2.29  “Option” means the right to purchase Shares granted to a Participant in accordance with Article 6. Options granted under this Plan may be Nonqualified Stock Options, Incentive Stock Option or a combination thereof.

2.30  “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.31  “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.32  “Participant” means any eligible person as set forth in Article 5 to whom an Award is granted.

2.33  “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

2.34  “Performance Measures” means measures as described in Article 11 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.35  “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.36  “Performance Share” means an Award granted to a Participant, as described in Article 9.

2.37  “Performance Unit” means an Award granted to a Participant, as described in Article 9.

2.38  “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.39  “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.40  “Plan” means the GenCorp Inc. 2009 Equity and Performance Incentive Plan.

2.41  “Plan Year” means the Company’s fiscal year that begins December 1 and ends November 30.

2.42  “Restricted Stock” means Shares granted or sold to a Participant pursuant to Article 8 as to which the Period of Restriction has not lapsed.

2.43  “Restricted Stock Unit” means a unit granted or sold to a Participant pursuant to Article 8 as to which the Period of Restriction has not lapsed.

2.44  “Section 409A Rules” means the provisions of Section 409A of the Code and Treasury Regulations and other Internal Revenue Service guidance promulgated thereunder.

2.45  “Share” means a share of common stock of the Company, $.10 par value per share.

2.46  “Stock Appreciation Right” or “SAR” means an Award, designated as a SAR and granted pursuant to the terms of Article 7 herein.

2.47  “Subsidiary” means a corporation, company or other entity (i) more than 50 percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent (50%) of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company, except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent (50%) of the total combined voting power represented by all classes of stock issued by such corporation.

ARTICLE 3.

Administration

3.1  General.  The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan. The act or determination of a majority of the Committee shall be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority at a meeting duly held. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested persons.

3.2  Authority of the Committee.  The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Evidence of Award or other agreement or document ancillary to or in connection with the Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in an Evidence of Award, and, subject to Article 16, adopting modifications and amendments to the Plan or any Evidence of Award, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate. In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant,

Award or other acquisition under the Plan does not consist of two or more Nonemployee Directors, or if there shall be no such Committee, then the Plan shall be administered by the Board, and references herein to the Committee (except in the proviso to this sentence) shall be deemed to be references to the Board.

ARTICLE 4.

Shares Subject to the Plan and Maximum Awards

4.1  Number of Shares Available for Awards.

(a) Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under the Plan (the “Share Authorization”) shall be two million (2,000,000) Shares, all of which may be Incentive Stock Options;

(b) Of the Shares reserved for issuance under Section 4.1(a) of the Plan, all of the reserved Shares may be issued pursuant to Full Value Awards.

(c) Subject to the limit set forth in Section 4.1(a) on the number of Shares that may be issued in the aggregate under the Plan, the maximum number of Shares that may be issued to each Nonemployee Director shall be two hundred thousand (200,000) Shares, and each Nonemployee Director may not receive more than one hundred fifty thousand (150,000) Shares in any Plan Year.

(d) For purposes of this Section, to the extent any SAR is settled, in whole or in part, in cash, the number of shares available for issuance under this Section shall not be reduced.

4.2  Share Usage.  Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under the Plan. Moreover, if the Option Price of any Option granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if an SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan and any Shares so tendered shall again be available for issuance under the Plan. The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or Stock-Based Awards. The Shares available for issuance under the Plan may be authorized and unissued Shares, treasury Shares or a combination thereof.

4.3  Annual Award Limits.  Subject to the terms of Section 4.1 hereof and unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit,” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under the Plan:

(a) Options:  The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be two hundred thousand (200,000).

(b) Incentive Stock Options:  The maximum aggregate number of Shares subject to Incentive Stock Options granted under the Plan to any one Participant shall be two hundred thousand (200,000).

(c) SARs:  The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant, whether settled in cash or stock, shall be two hundred thousand (200,000).

(d) Restricted Stock or Restricted Stock Units:  The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be two hundred thousand (200,000).

(e) Performance Units or Performance Shares:  The maximum aggregate Award of Performance Units or Performance Shares that any one Participant may receive in any one Plan Year shall be two hundred thousand (200,000) Shares, or equal to the value of two hundred thousand (200,000) Shares determined as of the date of vesting or payout, as applicable.

(f) Cash-Based Awards:  The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed the value of one hundred thousand dollars ($100,000) determined as of the date of vesting or payout, as applicable.

(g) Other Stock-Based Awards.  The maximum aggregate grant with respect to other Stock-Based Awards pursuant to Section 10.2 in any one Plan Year to any one Participant shall be one hundred thousand (100,000) Shares.

4.4  Adjustments in Authorized Shares.  In the event of any corporate event or transaction (including, but not limited to, a change in the shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

Except as otherwise provided by Section 162(m) of the Code, the Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

Subject to the provisions of Article 16, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Section 422 of the Code and the Section 409A Rules, where applicable.

To the extent that any Award hereunder is one that is made solely because of a limitation on awards under the 1999 GenCorp Inc. Equity and Performance Incentive Plan such Award shall reduce on a Share for Share basis, as applicable, any limit on Shares set forth in this Section 4.

ARTICLE 5.

Eligibility and Participation

5.1  Eligibility.  Individuals eligible to participate in this Plan include all Employees and Nonemployee Directors.

5.2  Actual Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals, those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award. In making this determination, the Committee may consider any factors it deems relevant, including without limitation, the office or position held by a Participant or the Participant’s relationship to the Company, the Participant’s degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary or Affiliate, the Participant’s length of service, promotions and potential.

ARTICLE 6.

Options

6.1  Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.

6.2  Evidence of Award.  Each Option grant shall be evidenced by an Evidence of Award that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan.

6.3  Option Price.  The Option Price for each grant of an Option under this Plan shall be as determined by the Committee and shall be specified in the Evidence of Award. The Option Price may not be less than 100% of the Fair Market Value of the Shares on the date of grant; provided, however, that an Option granted outside the United States to a person who is a non-U.S. taxpayer may be granted with a Option Price less than the Fair Market Value of the underlying Shares on the date of grant if necessary to utilize a locally available tax advantage.

6.4  Duration of Options.  Except as otherwise provided in Section 422 of the Code, each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant and specify in the Evidence of Award; provided, however, that no Option shall be exercisable later than the seventh (7th) anniversary date of its grant. Notwithstanding the foregoing, for Options granted to Participants outside the United States who are non-U.S. taxpayers, the Committee has the authority to grant Options that have a term greater than seven (7) years.

6.5  Exercise of Options.  Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve and specify in the Evidence of Award, which terms and restrictions need not be the same for each grant or for each Participant. The Committee may provide in the Evidence of Award for the acceleration of the vesting and exercisability of outstanding Options, in whole or in part, as determined by the Committee in its sole discretion, in the event of a Change in Control.

6.6  Payment.  Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market); (c) by a combination of (a) and (b); or (d) any other method approved or accepted by the Committee in its sole discretion, including, without limitation, if the

Committee so determines, (i) a cashless (broker-assisted) exercise, or (ii) a reduction in the number of Shares that would otherwise be issued by such number of Shares having in the aggregate a Fair Market Value at the time of exercise equal to the portion of the Option Price being so paid.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7  Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable and specify in the Evidence of Award, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8  Termination of Employment.  Each Participant’s Evidence of Award shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Evidence of Award entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9  Transferability of Options.  Except as otherwise provided in a Participant’s Evidence of Award or otherwise at any time by the Committee, no Option granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or as otherwise required by law; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant’s Evidence of Award or otherwise at any time by the Committee, or unless the Board or Committee decides to permit further transferability, all Options granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant. With respect to those Options, if any, that are permitted to be transferred to another person, references in the Plan to exercise or payment of the Option Price by the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

ARTICLE 7.

Stock Appreciation Rights

7.1  Grant of SARs.  Subject to the terms and conditions of the Plan, SARs, including Freestanding SARs, may be granted to Participants at any time and from time to time as shall be determined by the Committee.

Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Evidence of Award. The Grant Price may include (but not be limited to) a Grant Price based on one hundred percent (100%) of the FMV of the Shares on the date of grant, a Grant Price that is set at a premium to the FMV of the Shares on the date of grant, or is indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion to the extent consistent with the Section 409A Rules.

7.2  SAR Agreement.  Each SAR Award shall be evidenced by an Evidence of Award that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3  Term of SAR.  The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Evidence of Award, no SAR shall be exercisable later than the seventh (7th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants who are non-U.S. taxpayers, the Committee has the authority to grant SARs that have a term greater than seven (7) years.

7.4  Exercise of Freestanding SARs.  Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes and specifies in the Evidence of Award. The Committee may provide in the Evidence of Award for the earlier exercise of Freestanding SARS in the event of a Change in Control.

7.5.  Payment of SAR Amount.  Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Evidence of Award pertaining to the grant of the SAR.

7.6  Termination of Employment.  Each Evidence of Award shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Evidence of Award entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

7.7  Nontransferability of SARs.  Except as otherwise provided in a Participant’s Evidence of Award or otherwise at any time by the Committee, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or as otherwise required by law. Further, except as otherwise provided in a Participant’s Evidence of Award or otherwise at any time by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. With respect to those SARs, if any, that are permitted to be transferred to another person, references in the Plan to exercise of the SAR by the Participant or payment of any amount to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

7.8  Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.

ARTICLE 8.

Restricted Stock and Restricted Stock Units

8.1  Grant of Restricted Stock or Restricted Stock Units.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall represent the right of a Participant to receive payment upon the lapse of the Period of Restriction.

8.2  Restricted Stock or Restricted Stock Unit Agreement.  Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Evidence of Award that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3  Transferability.  Except as provided in this Plan or an Evidence of Award, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Evidence of Award (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Evidence of Award or otherwise at any time by the Committee. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, except as otherwise provided in an Evidence of Award or at any time by the Committee.

8.4  Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

Except with respect to a maximum of five percent (5%) of the Shares authorized in Section 4.1(a), or as otherwise provided in Section 8.7 hereto, any Awards of Restricted Stock or Restricted Stock Units which vest on the basis of the Participant’s continued employment with or provision of service to the Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three (3) year period and any Awards of Restricted Stock or Restricted Stock Units which vest upon the attainment of performance goals shall provide for a performance period of at least twelve (12) months. The Committee may provide in the Evidence of Award for immediate vesting of Restricted Stock or Restricted Stock Units, in whole or in part, in the event of a Change in Control.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.5  Certificate Legend.  In addition to any legends placed on certificates pursuant to Section 8.4, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend as determined by the Committee in its sole discretion.

8.6  Voting Rights.  Unless otherwise determined by the Committee and set forth in a Participant’s Evidence of Award, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.7  Termination of Employment.  To the extent consistent with the Section 409A Rules, each Evidence of Award shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Evidence of Award entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE 9.

Performance Units/Performance Shares

9.1  Grant of Performance Units/Performance Shares.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2  Value of Performance Units/Performance Shares.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion as described in Section 11.4 which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

9.3  Earning of Performance Units/Performance Shares.  Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4  Form and Timing of Payment of Performance Units/Performance Shares.  Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Evidence of Award. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Evidence of Award pertaining to the grant of the Award.

9.5  Termination of Employment.  To the extent consistent with the Section 409A Rules and Section 162(m) of the Code, each Evidence of Award shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the

Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Evidence of Award entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

9.6  Nontransferability.  Except as otherwise provided in a Participant’s Evidence of Award or otherwise at any time by the Committee, Performance Units/Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or as otherwise required by law. Further, except as otherwise provided in a Participant’s Evidence of Award or otherwise at any time by the Committee, a Participant’s rights under the Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 10.

Cash-Based Awards and Other Stock-Based Awards

10.1  Grant of Cash-Based Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

10.2  Other Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3  Value of Cash-Based and Other Stock-Based Awards.  Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may design Cash-Based Awards and Other Stock-Based Awards to qualify as Performance-Based Compensation and may design Cash-Based Awards and Other Stock-Based Awards to not qualify as Performance-Based Compensation. If the Committee exercises its discretion to establish Cash-Based Awards and Other Stock-Based Awards as Performance-Based Compensation, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the Performance Measures are met.

10.4  Payment of Cash-Based Awards and Other Stock-Based Awards.  Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, Shares or a combination thereof, as the Committee determines.

10.5  Termination of Employment.  The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

10.6  Nontransferability.  Except as otherwise determined by the Committee, neither Cash-Based Awards nor Other Stock-Based Awards may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided by the Committee, a Participant’s rights under the Plan, if exercisable, shall be exercisable during his or her lifetime only by such Participant. With respect to those Cash-Based Awards or Other Stock-Based Awards, if any, that are permitted to be transferred to another person, references in the Plan to exercise or payment of such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

ARTICLE 11.

Performance Measures

11.1  Performance Measures.  Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 11, the performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to one or more of the following Performance Measures:

(a) Net earnings or net income (before or after taxes and interest/investments);

(b) Earnings per share;

(c) Earnings per share growth;

(d) Net sales growth;

(e) Net earnings or net income growth (before or after taxes and interest/investment);

(f) Net operating profit;

(g) Return measures (including return on assets, capital, equity, or sales);

(h) Cash flow (including operating cash flow , free cash flow, and cash flow return on capital);

(i) Earnings before or after taxes, interest, depreciation, and/or amortization;

(j) Gross or operating margins or growth thereof;

(k) Productivity ratios;

(l) Share price (including growth measures and total shareholder return);

(m) Expense targets;

(n) Operating efficiency;

(o) Customer satisfaction;

(p) Revenue or Revenue growth;

(q) Operating profit growth;

(r) Working capital targets;

(s) Economic value added;

(t) Real estate management objectives;

(u) Sale or disposition of assets; and

(v) Acquisition of key assets.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (l) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 11.

To the extent that any Award hereunder is one that is made solely because of a limitation on awards under the 1999 GenCorp Inc. Equity and Performance Incentive Plan, the Performance Measurement shall be the same as under the 1999 GenCorp Inc. Equity and Performance Incentive Plan.

11.2  Evaluation of Performance.  The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

11.3  Adjustment of Performance-Based Compensation.  The terms of Awards that are designed to qualify as Performance-Based Compensation, and that are held by Covered Employees, may not be modified, except to the extent that after such modification the Award would continue to constitute Performance-Based Compensation. The Committee shall retain the discretion to reduce the amount of any payment under an Award that is designed to qualify as Performance-Based Compensation that would otherwise be payable to a Covered Employee, either on a formula or discretionary basis or any combination, as the Committee determines.

11.4  Committee Discretion.  In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code and may base vesting on Performance Measures other than those set forth in Section 11.1.

ARTICLE 12.

Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 13.

Deferrals

To the extent permitted by the Section 409A Rules, the Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or performance goals with respect to Performance Shares, Performance Units, Cash-Based Awards or Other Stock-Based Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals, consistent with the Section 409A Rules.

ARTICLE 14.

Rights of Participants

14.1  Employment.  Nothing in the Plan or an Evidence of Award shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment or service for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

14.2  Participation.  No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

14.3  Rights as a Shareholder.  Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

ARTICLE 15.

Change in Control

15.1  Change in Control.  For purposes of this Plan, a “Change in Control” shall mean the occurrence during the term of any of the following events:

(a) All or substantially all (meaning having a total gross fair market value at least equal to 50.1% of the total gross fair market value of all of the Company’s assets immediately before such acquisition or acquisitions) of the assets of the Company are acquired by a Person (during a twelve month period ending on the date of the most recent acquisition by such Person); or

(b) The Company is merged, consolidated, or reorganized into or with another corporation or entity during a twelve-month period with the result that upon the conclusion of the transaction less than 50.1% of the outstanding securities entitled to vote generally in the election of directors or other capital interests of the surviving, resulting or acquiring corporation are beneficially owned (as that term is defined in Rule 13-d 3 under the Exchange Act) by the shareholders of the Company immediately prior to the completion of the transaction.

ARTICLE 16.

Amendment, Modification, Suspension, and Termination

16.1  Amendment, Modification, Suspension, and Termination.  Subject to Section 16.3 and 16.4, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Evidence of Award in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation, and no amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

16.2  Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee may make adjustments, consistent with Section 162(m) of the Code and the Section 409A Rules, in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

16.3  Awards Previously Granted.  Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Evidence of Award shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award except as required under the tax laws.

16.4  Compliance with the Section 409A Rules.  It is the intention of the Board that the Plan comply strictly with the Section 409A Rules and the Committee shall exercise its discretion in granting Awards hereunder (and the terms of such grants), accordingly. The Plan and any grant of an Award hereunder may be amended from time to time as may be necessary or appropriate to comply with the Section 409A Rules.

ARTICLE 17.

Withholding

17.1  Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

17.2  Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 18.

Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 19.

General Provisions

19.1  Forfeiture Events.

(a) The Committee may specify in an Evidence of Award that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the persons subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

19.2  Legend.  The certificates for Shares may include any legend, which the Committee deems appropriate in its sole discretion to reflect any restrictions on transfer of such Shares.

19.3  Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

19.4  Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included. To the extent that any provision of this Plan would prevent any Option that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option. Such provision, however, shall remain in effect for other Options and there shall be no further effect on any provision of this Plan.

19.5  Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

19.6  Delivery of Title.  The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

19.7  Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.8  Investment Representations.  The Committee may require any person receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the person is acquiring the securities for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

19.9  Employees Based Outside of the United States.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(b) Determine which Employees and/or Nonemployee Directors outside the United States are eligible to participate in the Plan;

(c) Modify the terms and conditions of any Award granted to Employees and/or Nonemployee Directors outside the United States to comply with applicable foreign laws;

(d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 19.9 by the Committee shall be attached to this Plan document as appendices; and

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

19.10  Uncertificated Shares.  To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

19.11  Unfunded Plan.  Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company, and/or its Subsidiaries, and/or Affiliates under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not subject to ERISA.

19.12  No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

19.13  Retirement and Welfare Plans.  Neither Awards made under the Plan nor Shares or cash paid pursuant to such Awards will be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit.

19.14  Nonexclusivity of the Plan.  The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

19.15  No Constraint on Corporate Action.  Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

19.16  Governing Law.  The Plan and each Evidence of Award shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Evidence of Award, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Ohio, to resolve any and all issues that may arise out of or relate to the Plan or any related Evidence of Award.

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: x KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote nominee(s) on the line below. FOR the following: 1. Election of Directors Nominees 01 Thomas A, Corcoran 02 James R. Henderson 03 Warren G. Lichtenstein 04 David A. Lorber 05 James H. Perry 06 Scott J. Seymour 07 Martin Turchin 08 Robert C. Woods The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. To approve an amendment to the GenCorp Amended and Restated 2009 Equity and Performance Incentive Plan to eliminate the limitation on the number of shares available to be issued as Full Value Awards. 3. To approve an advisory resolution regarding the compensation of GenCorp’s named executive officers. The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain 4. To approve an advisory vote on the frequency at which GenCorp should include an advisory vote regarding the compensation of GenCorp’s named executive officers. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 5. Ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. SHARES CUSIP # JOB # SEQUENCE # Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . GENCORP INC. PROXY FOR HOLDERS OF COMMON STOCK SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Scott J. Seymour and Kathleen E. Redd, and each of them, his or her proxy, with the power of substitution, to vote all shares of Common Stock of GenCorp which the undersigned is entitled to vote at the annual meeting of shareholders to be held at the Omni Berkshire Place, 21 East 52nd Street, New York, New York on March 30, 2011 at 9:00 a.m. local time, and at any adjournments or postponements thereof, and appoints the proxyholders to vote as directed below and in accordance with their sole judgment on matters incident to the conduct of the meeting and on such other matters as may properly come before the meeting. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ALL OF THE BOARD’S NOMINEES IN PROPOSAL 1; FOR PROPOSALS 2, 3 AND 5; AND FOR [1 YEAR] FOR PROPOSAL 4, AND IN ACCORDANCE WITH THE PROXYHOLDERS’ SOLE JUDGMENT ON MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. Continued and to be signed on reverse side

FIDELITY INVESTMENTS
P.O. BOX 9112
FARMINGDALE, NY 11735

To Vote by Telephone
1)	Read the Proxy Statement and have this card at hand.

2)	Call toll-free 1-800-597-7657.

3)	Follow the recorded instructions.
To Vote by Internet
1)	Read the Proxy Statement and have this card at hand

2)	Go to www.401kproxy.com.

3)	Follow the on-line instructions.
To Vote by Mail
1)	Read the Proxy Statement.

2)	Check the appropriate boxes on reverse side.

3)	Sign, date and return the card in the enclosed envelope provided.
If you vote by Internet or Telephone,
please do not mail your card.

   999  999  999  999  99
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GENCORP INC.
ANNUAL MEETING OF SHAREHOLDERS–MARCH 30, 2011
THIS INSTRUCTION CARD IS SOLICITED BY FIDELITY MANAGEMENT TRUST COMPANY
ON BEHALF OF THE GENCORP INC. BOARD OF DIRECTORS
As a participant in the GenCorp Retirement Savings Plan, you have the right to instruct Fidelity Management Trust Company, as trustee for the plan, to vote the shares of GenCorp attributable to your plan account as you have directed at the Annual Meeting of Shareholders to be held on March 30, 2011. Your voting instructions will be tabulated confidentially. Only Fidelity will have access to your individual voting instructions.
Unless otherwise required by law, the shares attributable to your plan account will be voted as directed; if no direction is made, if the card is not signed, or if the card is not received by March 25, 2011, the shares attributable to your plan account will be voted in the same proportion as shares for which the trustee has received voting instructions.
Date                                        , 2011

Signature	(Sign in the Box)
                                         GEN 11 MM

▼ Please fold and detach card at perforation before mailing ▼
Please fill in box(es) as shown using black or blue ink or number 2 pencil. ☒
PLEASE DO NOT USE FINE POINT PENS.

1.	Election of directors Nominees			FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
	(01) Thomas A. Corcoran	(02) James R. Henderson	(03) Warren G. Lichtenstein

	(04) David A. Lorber	(05) James H. Perry	(06) Scott J. Seymour

	(07) Martin Turchin	(08) Robert C. Woods		☐	☐	☐

	TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), MARK “FOR ALL EXCEPT” AND WRITE THE NUMBER(S) OF THE NOMINEE(S) ON THE LINE ABOVE.			FOR	AGAINST	ABSTAIN

2.	To approve an amendment to the GenCorp Amended and Restated 2009 Equity and Performance Incentive Plan to eliminate the limitation on the number of shares available to be issued as Full Value Awards.			☐	☐	☐

3.	To approve an advisory resolution regarding the compensation of GenCorp’s named executive officers.			☐	☐	☐

IF NO CHOICE IS SPECIFIED ON PROPOSAL 4, YOUR SHARES WILL BE VOTED FOR THE ONE YEAR ELECTION ON THAT PROPOSAL.				1 YEAR	2 YEARS	3 YEARS	ABSTAIN

4.	To approve an advisory vote on the frequency at which GenCorp should include an advisory vote regarding the compensation of GenCorp’s named executive officers.			☐	☐	☐	☐

				FOR	AGAINST	ABSTAIN

5.	Ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company.			☐	☐	☐
PLEASE SIGN AND DATE ON THE REVERSE SIDE

GEN 11 MM